EXHIBIT 2.1

                              Agreement and Plan of
                            Reorganization and Merger


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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                  BY AND AMONG

                    MITEL CORPORATION, U.S. ACQUISITION CORP.

                        AND VERTEX NETWORKS, INCORPORATED

                            DATED AS OF JUNE 6, 2000


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                                TABLE OF CONTENT

Article I DEFINITIONS..........................................................3
   1.1   Acquisition Proposal..................................................3
   1.2   Affiliate Agreement...................................................3
   1.3   Affiliates............................................................3
   1.4   Aspen Warrant.........................................................3
   1.5   Authorizations........................................................3
   1.6   Average Stock Price...................................................3
   1.7   Certificates..........................................................3
   1.8   Closing...............................................................3
   1.9   Closing Date..........................................................3
   1.10  Code..................................................................4
   1.11  Company Common Stock..................................................4
   1.12  Company Preferred Stock...............................................4
   1.13  Company Stock Options.................................................4
   1.14  Contracts.............................................................4
   1.15  Current Balance Sheet.................................................4
   1.16  Designated Employees..................................................4
   1.17  Disclosure Schedule...................................................4
   1.18  Dissenting Company Shares.............................................4
   1.19  Effective Time........................................................4
   1.20  Effectiveness Period..................................................4
   1.21  Employee Plans........................................................4
   1.22  Employment Agreements.................................................4
   1.23  ERISA.................................................................4
   1.24  Escrow Agreement......................................................5
   1.25  Escrow Fund...........................................................5
   1.26  Escrow Holder.........................................................5
   1.27  Exchange Act..........................................................5
   1.28  Exchange Agent........................................................5
   1.29  Exchange Ratio........................................................5
   1.30  Final 2000 Audited Financial Statements...............................5
   1.31  Financial Statements..................................................5
   1.32  FIRPTA................................................................5
   1.33  Founders..............................................................5
   1.34  Governmental Entity...................................................5
   1.35  GAAP..................................................................5
   1.36  Hazardous Material....................................................5
   1.37  Hazardous Materials Activities........................................6
   1.38  Holders...............................................................6
   1.39  HSR Act...............................................................6
   1.40  Indemnified Party.....................................................6
   1.41  Indemnifying Party....................................................6


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   1.42  Intellectual Property.................................................6
   1.43  Lock Up Agreements....................................................6
   1.44  Merger................................................................6
   1.45  Merger Agreement......................................................6
   1.46  Merger Shares.........................................................6
   1.47  New Purchaser Options.................................................6
   1.48  Noncompetition and Nonsolicitation Agreements.........................6
   1.49  Non-Founders..........................................................6
   1.50  Permitted Encumbrances................................................6
   1.51  Permit................................................................6
   1.52  Preference Price......................................................7
   1.53  Purchase Price........................................................7
   1.54  Purchaser Common Stock................................................7
   1.55  1933 Act..............................................................7
   1.56  Registrable Securities................................................7
   1.57  Registration Expenses.................................................7
   1.58  Registration Statement................................................7
   1.60  Retention Pool........................................................7
   1.61  Rule 145 Affiliate....................................................7
   1.62  SEC...................................................................7
   1.63  Selling Expenses......................................................7
   1.64  Series A Preferred....................................................7
   1.65  Series B Preferred....................................................7
   1.66  Series C Preferred....................................................7
   1.67  Series D Preferred....................................................7
   1.68  Series E Preferred....................................................8
   1.69  Series F Preferred....................................................8
   1.70  Shareholder's Letter..................................................8
   1.71  Shareholder Representatives...........................................8
   1.72  Stock Option Plans....................................................8
   1.73  Subsidiary............................................................8
   1.74  Surviving Corporation.................................................8
   1.75  Taxes.................................................................8
   1.76  Tax Returns...........................................................8
   1.77  Voting Agreements.....................................................8
   1.78  Warrants..............................................................8
   1.79  Written Consent and Agreement.........................................9
   1.80  1999 Financial Statements.............................................9
   1.81  2000 Financial Statements.............................................9

Article II MERGER, CLOSING AND CONVERSION OF SHARES............................9
   2.2   Closing...............................................................9
   2.3   Conversion of Shares..................................................9


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   2.4   Escrow...............................................................11
   2.5   Company Options and Warrants.........................................12
   2.6   Exchange of Certificates.............................................13
   2.7   Dissenting Company Shares............................................14
   2.8   Reorganization.......................................................15

Article III REPRESENTATIONS OF THE COMPANY....................................15
   3.1   Organization.........................................................15
   3.2   Capitalization of the Company........................................16
   3.3   Subsidiaries.........................................................16
   3.4   Authorization........................................................16
   3.5   Financial Statements.................................................17
   3.6   Order Backlog........................................................18
   3.7   Litigation...........................................................18
   3.8   Insurance............................................................19
   3.9   Intellectual Property................................................19
   3.10  Assets...............................................................20
   3.11  Sale/Leaseback Transaction; Sale or Discount of Receivables..........21
   3.12  Business Practices...................................................21
   3.13  21
   3.13  TC "3.13 " \l "2"Tax Matters.........................................21
   3.14  Books and Records....................................................23
   3.15  Contracts and Commitments............................................23
   3.16  Customers and Suppliers..............................................24
   3.17  Compliance with Agreements and Laws..................................24
   3.18  Environmental........................................................25
   3.19  Employees and Consultants; Employee Relations........................25
   3.20  Employee Benefit Plans...............................................26
   3.21  Absence of Certain Changes or Events.................................30
   3.22  Prepayments and Deposits; Customers and Suppliers....................31
   3.23  Indebtedness to and from Employees, Directors and Shareholders.......31
   3.24  Banking Facilities...................................................31
   3.25  Powers of Attorney and Suretyships...................................32
   3.26  Conflicts of Interest................................................32
   3.27  Regulatory Approvals.................................................32
   3.28  No Existing Discussions..............................................32
   3.29  Year 2000............................................................32
   3.30  Disclosure...........................................................32
   3.31  Brokers and Finders..................................................33

Article IV REPRESENTATIONS OF PURCHASER.......................................33
   4.1   Organization and Authority...........................................33
   4.3   Securities Filings; Financial Statements.............................34


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   4.4   Purchaser's Authorization............................................34
   4.5   Regulatory Approvals.................................................35
   4.6   Acquisition Corp.....................................................35
   4.7   Disclosure...........................................................36
   4.8   Brokers or Finders...................................................36

Article V CERTAIN COVENANTS OF THE COMPANY....................................36
   5.1   Conduct of Business..................................................36
   5.2   Absence of Material Changes..........................................36
   5.3   Reports, Taxes.......................................................37
   5.4   Non-Solicitation.....................................................37
   5.5   Amendment to Articles................................................38
   6.1   Option Pool..........................................................38
   6.2   Retention Pool.......................................................38
   6.3   Access to Information................................................39
   6.4   Shareholder Approval.................................................39
   6.5   Legal Conditions to Merger...........................................39
   6.6   Public Disclosure....................................................39
   6.7   Reorganization.......................................................39
   6.8   Consents.............................................................40
   6.9   Fairness Hearing; Contingent Alternatives............................40
         (a)    Fairness Hearing and Permit: Section 3(a)(10) of the 1933 Act 40
         (b)    Private Placement Alternative.................................41
         (c)    Registration Statement Alternative............................41
         (d)    Registration of Shares........................................41
         (e)    Expenses of Registration......................................42
         (f)    Registration Procedures.......................................42
         (g)    Information by Holder.........................................45
         (h)    Indemnification and Contribution..............................45
         (i)    Restrictive Legend............................................48
   6.10  Securities Laws......................................................49
   6.11  Expenses.............................................................49
   6.13  Additional Agreements; Reasonable Best Efforts.......................50
   6.14  Stock Exchange Listing...............................................50
   6.15  Lock Up Agreements...................................................50
   6.16  Voting Agreements....................................................50
   6.17  Affiliate Agreement..................................................50
   6.19  Warrants.............................................................51
   6.20  Update Schedules.....................................................51


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Article VII CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND ACQUISITION CORP...51
   7.1   Representations and Warranties True at Closing.......................51
   7.2   Covenants Performed..................................................52
   7.3   Certificate..........................................................52
   7.4   Shareholder Approval.................................................52
   7.5   Opinion of Counsel to the Company....................................52
   7.6   Affiliate Agreements.................................................52
   7.7   Shareholder's Letters; Exemption for Registration....................52
   7.8   Effectiveness of the Registration Statement..........................52
   7.9   Lockup...............................................................52
   7.10  Aspen Warrant........................................................52
   7.11  Litigation...........................................................52
   7.12  Consents.............................................................53
   7.13  Lenders' Consent.....................................................53
   7.14  HSR Act Compliance...................................................53
   7.15  Tax Certificates.....................................................53
   7.16  Escrow Agreement.....................................................53
   7.17  Amendment to Articles................................................53
   7.18  Final 2000 Audited Financial Statements..............................53

Article VIII CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.....................54
   8.1   Representations and Warranties True at Closing.......................54
   8.2   Covenants Performed..................................................54
   8.3   Certificate..........................................................54
   8.4   Reorganization.......................................................54
   8.5   Opinion of Counsel to Purchaser......................................54
   8.6   Litigation...........................................................54
   8.7   HSR Act Compliance...................................................54
   8.8   Exchange Listing.....................................................54

Article IX SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION........55
   9.1   Survival of Representations and Warranties...........................55
   9.2   Indemnification......................................................55
   9.4   Indemnification by Purchaser.........................................55
   9.5   Limitation...........................................................56
   9.6   Claims for Indemnification...........................................56
   9.7   Defense by Indemnifying Party........................................56
   9.8   Arbitration..........................................................57
   9.9   Characterization of Indemnity Payments...............................58
   9.10  Exclusive Remedy.....................................................58


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Article X TERMINATION.........................................................59
   10.1  Mutual Agreement.....................................................59
   10.2  Termination by Purchaser.............................................59
   10.3  Termination by the Company...........................................59

Article XI MISCELLANEOUS......................................................59
   11.1  Amendment............................................................59
   11.2  Entire Agreement.....................................................59
   11.3  Governing Law........................................................59
   11.4  Headings.............................................................60
   11.5  Notices..............................................................60
   11.6  Severability.........................................................61
   11.7  Waiver...............................................................61
   11.8  Assignment...........................................................61
   11.9  Counterparts.........................................................61
   11.10 Attorneys Fees.......................................................62


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EXHIBITS

Exhibit A .................Merger Agreement
Exhibit B .................Escrow Agreement
Exhibit C .................2000 Financial Statements
Exhibit D..................Written Consent and Agreement
Exhibit E..................Purchaser/Acquisition Corp. Tax Representation Letter
Exhibit F-1  ..............Employment Agreement
Exhibit F-2................Employment Agreement (Non Founders)
Exhibit G-1  ..............Noncompetition Agreement
Exhibit G-2  ..............Noncompetition Agreement (Non Founders)
Exhibit H-1................Lock Up Agreement
Exhibit H-2................Lock Up Agreement (Designated Employees)
Exhibit I..................Voting Agreement
Exhibit J .................Affiliate Agreement
Exhibit K .................Restricted Stock Agreement
Exhibit L .................Opinion of Counsel to the Company
Exhibit M..................Shareholder Letter
Exhibit N..................FIRPTA Notification Letter
Exhibit O..................Opinion of Counsel to Purchaser


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                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                  BY AND AMONG
                  MITEL CORPORATION, U.S. ACQUISITION CORP. AND
                          VERTEX NETWORKS, INCORPORATED

      This Agreement and Plan of Reorganization and Merger ("Agreement") is made and entered into as of June 6, 2000 by and among Mitel Corporation, a Canadian corporation ("Purchaser"), U.S. Acquisition Corp., a California corporation and wholly-owned subsidiary of Purchaser ("Acquisition Corp."), and Vertex Networks, Incorporated, a California corporation (the "Company").

                                    RECITALS

      WHEREAS, the Company is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 40,000,000 shares of common stock (the "Company Common Stock") and 15,000,000 shares of preferred stock (the "Company Preferred Stock"), 3,800,000 shares of which are designated Series A Preferred Stock (the "Series A Preferred"), 4,000,000 shares of which are designated Series B Preferred Stock (the "Series B Preferred"), 1,700,000 shares of which are designated Series C Preferred Stock (the "Series C Preferred"), 1,200,000 shares of which are designated Series D Preferred Stock (the "Series D Preferred") and 4,300,000 shares of which are designated Series E Preferred Stock (the "Series E Preferred");

      WHEREAS, the Boards of Directors of the Company, Purchaser, and Acquisition Corp. have each determined that the Merger is advisable, fair and in the best interests of their respective shareholders and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

      WHEREAS, the combination of the Company and Purchaser shall be effected by the terms of this Agreement through a transaction in which Acquisition Corp. will merge with and into the Company, the Company will be the surviving corporation (the "Surviving Corporation") and become a wholly-owned subsidiary of Purchaser, and the shareholders of the Company will become shareholders of Purchaser;

      WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, certain officers and employees of the Company have entered into employment agreements and certain shareholders of the Company have entered into non-competition agreements with Purchaser and the Company, effective upon consummation of the Merger, as an inducement to Purchaser to enter into this Agreement; and

      WHEREAS, certain shareholders of the Company have entered into irrevocable proxy and voting agreements, pursuant to which such shareholders have


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agreed to vote in favor of the Merger and the other transactions contemplated by this Agreement, as an inducement to Purchaser to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Purchaser, and Acquisition Corp. hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      The terms defined in this Article I shall, for purposes of this Agreement, have the meanings specified in this Article I unless the context otherwise requires:

      1.1 Acquisition Proposal. "Acquisition Proposal" shall have the meaning set forth in Section 5.4 of this Agreement.

      1.2 Affiliate Agreement. "Affiliate Agreement" shall mean the Affiliate Agreement described in Section 6.17 of this Agreement in the form of Exhibit J attached hereto.

      1.3 Affiliates. "Affiliates" of any party to the Agreement shall be persons that directly or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, such party.

      1.4 Aspen  Warrant.  "Aspen  Warrant"  shall have the meaning set forth in
Section 2.5 of this Agreement.

      1.5 Authorizations.  "Authorizations"  shall have the meaning set forth in
Section 3.17 of this Agreement.

      1.6 Average Stock Price. "Average Stock Price" shall equal $18.7625 as determined pursuant to Section 2.3 of this Agreement.

      1.7  Certificates.  "Certificates"  shall  have the  meaning  set forth in
Section 2.6(c) of this Agreement.

      1.8 Closing. "Closing" shall mean the delivery by the parties hereto of the various documents contemplated by this Agreement or otherwise required in order to consummate the Merger.

      1.9  Closing  Date.  "Closing  Date"  shall have the  meaning set forth in
Section 2.2 of this Agreement.


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      1.10  Code.  "Code"  shall  mean the  Internal  Revenue  Code of 1986,  as amended.

      1.11 Company Common Stock. "Company Common Stock" shall have the meaning set forth in the Recitals of this Agreement.

      1.12 Company Preferred Stock. "Company Preferred Stock" shall have the meaning set forth in the Recitals of this Agreement.

      1.13 Company Stock Options. "Company Stock Options" shall have the meaning set forth in Section 2.5(a) of this Agreement.

      1.14  Contracts.  "Contracts"  shall have the meaning set forth in Section
3.15 of this Agreement.

      1.15 Current Balance Sheet. "Current Balance Sheet" shall mean the balance sheet of the Company as of March 31,2000.

      1.16 Designated Employees. "Designated Employees" shall mean the following employees of the Company, each of whom shall be a "Designated Employee:" Hsien-Cheng (Martin) Chen, John K. Lam, Eric J. Fuh, Ching-Tsong (Frank) Huang, Ching-Liang (James) Huang, Jerry Chun-Jen Kuo, James Yik, Chang Hwa (Eric) Lin, Timothy Thompson, and John Ta.

      1.17 Disclosure Schedule. "Disclosure Schedule" shall have the meaning set forth in Article III of this Agreement.

      1.18 Dissenting Company Shares. "Dissenting Company Shares" shall mean all shares, if any, of the outstanding capital stock of the Company for which dissenter's rights shall be perfected under Chapter 13 of the California Corporations Code.

      1.19 Effective Time. "Effective Time" shall mean the time when the Merger Agreement is filed with the Secretary of State of the State of California and the Merger becomes effective.

      1.20 Effectiveness Period. "Effectiveness Period" shall have the meaning set forth in Section 6.9(d) of this Agreement.

      1.21 Employee Plans.  "Employee Plans" shall have the meaning set forth in
Section 3.20 of this Agreement.

      1.22 Employment Agreements. "Employment Agreements" shall have the meaning set forth in Section 6.12 of this Agreement.

      1.23 ERISA. "ERISA" shall have the meaning set forth in Section 3.20(a) of this Agreement.


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      1.24 Escrow Agreement. "Escrow Agreement" shall mean the Agreement relating to an escrow of certain shares of Purchaser Common Stock pursuant to
Section 2.4 of this Agreement, in the form attached to this Agreement as Exhibit B.

      1.25  Escrow  Fund.  "Escrow  Fund"  shall have the  meaning  set forth in
Section 2.4 of this Agreement.

      1.26 Escrow Holder. "Escrow Holder" shall mean U.S. Bank Trust, National Association or another third person mutually satisfactory to Purchaser and the Shareholder Representatives.

      1.27 Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      1.28 Exchange Agent. "Exchange Agent" shall have the meaning set forth in
Section 2.6 of this Agreement.

      1.29 Exchange Ratio. "Exchange Ratio" shall have the meaning set forth in
Section 2.3 of this Agreement.

      1.30 Final 2000 Audited Financial Statements. "Final 2000 Audited Financial Statements" shall have the meaning set forth in Section 3.5 of this Agreement.

      1.31 Financial Statements. "Financial Statements" shall have the meaning set forth in Section 3.5 of this Agreement.

      1.32 FIRPTA. "FIRPTA" shall mean the Foreign Investment Real Property Tax Act of 1980, as amended.

      1.33 Founders. "Founders" shall mean Hsien-Cheng (Martin) Chen, John K. Lam, Eric J. Fuh and Ching-Tsong (Frank) Huang.

      1.34 Governmental Entity. "Governmental Entity" shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

      1.35 GAAP. With respect to the Company, "GAAP" shall mean generally accepted accounting principles applied consistently with past practices in the United States and with respect to Purchaser, "GAAP" shall mean generally accepted accounting principles applied consistently with past practices in Canada.

      1.36 Hazardous Material. "Hazardous Material" shall have the meaning set forth in Section 3.18 of this Agreement.


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      1.37 Hazardous Materials Activities. "Hazardous Materials Activities"
shall have the meaning set forth in Section 3.18 of this Agreement.

      1.38 Holders. "Holders" shall mean holders of shares of Company capital stock immediately prior to the Effective Time.

      1.39 HSR Act. "HSR Act" shall mean The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      1.40 Indemnified Party. "Indemnified Party" shall mean a party entitled to and asserting a claim for indemnification under Section 9.2 or 9.3 of this Agreement.

      1.41 Indemnifying Party. "Indemnifying Party" shall mean a party against whom or which an indemnification claim has been asserted under Section 9.2 or
9.3 of this Agreement.

      1.42 Intellectual Property. "Intellectual Property" shall have the meaning set forth in Section 3.9 of this Agreement.

      1.43 Lock Up Agreements. "Lock Up Agreements" shall have the meaning set forth in Section 6.15 of this Agreement.

      1.44 Merger. "Merger" shall mean the merger of Acquisition Corp. with and into the Company.

      1.45 Merger Agreement. "Merger Agreement" shall mean the Agreement of Merger, in the form attached to this Agreement as Exhibit A.

      1.46 Merger Shares. "Merger Shares" shall have the meaning set forth in
Section 2.3 of this Agreement.

      1.47 New Purchaser Options. "New Purchaser Options" shall have the meaning set forth in Section 6.1 of this Agreement.

      1.48 Noncompetition and Nonsolicitation Agreements. "Noncompetition and Nonsolicitation Agreements" shall have the meaning set forth in Section 6.12 of this Agreement.

      1.49 Non-Founders. "Non-Founders" shall mean Ching-Liang (James) Huang, Jerry Chun-Jen Kuo, James Yik, Chang Hwa (Eric) Lin, Timothy Thompson, and John Ta.

      1.50 Permitted Encumbrances. "Permitted Encumbrances" shall have the meaning set forth in Section 3.10 of this Agreement.

      1.51 Permit. "Permits" shall have the meaning set forth in Section 6.9(a) of this Agreement.


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      1.52 Preference Price. "Preference Price" shall have the meaning set for in Section 2.3 of this Agreement.

      1.53 Purchase Price. "Purchase Price" shall have the meaning set forth in
Section 2.3 of this Agreement.

      1.54 Purchaser Common Stock. "Purchaser Common Stock" shall mean common shares, no par value per share, of Purchaser.

      1.55 1933 Act. "1933 Act" shall mean the Securities Act of 1933, as amended.

      1.56 Registrable Securities. "Registrable Securities" shall have the meaning set forth in Section 6.9(d) of this Agreement.

      1.57 Registration Expenses. "Registration Expenses" shall have the meaning set forth in Section 6.9(e) of this Agreement.

      1.58 Registration Statement. "Registration Statement" shall have the meaning set forth in Section 6.9(c) of this Agreement.

      1.59 Restricted Stock Agreement. "Restricted Stock Agreement" shall have the meaning set forth in Section 6.18 of this Agreement.

      1.60 Retention Pool. "Retention Pool" shall have the meaning set forth in
Section 6.2 of this Agreement.

      1.61 Rule 145 Affiliate. "Rule 145 Affiliate" shall have the meaning set forth in Section 6.17 of this Agreement.

      1.62 SEC. "SEC" shall mean the Securities and Exchange Commission.

      1.63 Selling Expenses. "Selling Expenses" shall have the meaning set forth in Section 6.9(e) of this Agreement.

      1.64 Series A Preferred. "Series A Preferred" shall have the meaning set forth in the Recitals of this Agreement.

      1.65 Series B Preferred. "Series B Preferred" shall have the meaning set forth in the Recitals of this Agreement.

      1.66 Series C Preferred. "Series C Preferred" shall have the meaning set forth in the Recitals of this Agreement.

      1.67 Series D Preferred. "Series D Preferred" shall have the meaning set forth in the Recitals of this Agreement.


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      1.68 Series E Preferred. "Series E Preferred" shall have the meaning set forth in the Recitals of this Agreement.

      1.69 Series F Preferred. "Series F Preferred" shall have the meaning set forth in Section 5.5 of this Agreement.

      1.70 Shareholder's Letter. "Shareholder's Letter" shall mean the Shareholder Letter described in Section 7.7 of this Agreement, in the form attached to this Agreement as Exhibit M.

      1.71 Shareholder Representatives. "Shareholder Representatives" shall mean Hsien-Cheng Chen, Alex Cilento and Den Suzuki, each authorized to act as representatives of the shareholders of the Company under the Escrow Agreement, and any substitute representatives selected in accordance with the Escrow Agreement.

      1.72 Stock Option Plans. "Stock Option Plans" shall mean the Company's 1996 Incentive Stock Plan, as amended, 1998 Nonqualified Stock Option Plan, as amended, and the 2000 Stock Incentive Plan.

      1.73 Subsidiary. "Subsidiary" shall mean, with respect to a particular party hereto, any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests are, directly or indirectly, owned by such party or by one or more Subsidiaries of such party.

      1.74 Surviving Corporation. "Surviving Corporation" shall have the meaning set forth in the Recitals of this Agreement.

      1.75 Taxes. "Taxes" shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

      1.76 Tax Returns. "Tax Returns" shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

      1.77 Voting Agreements. "Voting Agreements" shall mean the Voting Agreements described in Section 6.16 of this Agreement, in the form attached to this Agreement as Exhibit I.

      1.78 Warrants. "Warrants" shall have the meaning set forth in Section 2.5(b) of this Agreement.


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      1.79 Written Consent and Agreement. "Written Consent and Agreement" shall mean the Written Consent and Agreement described in Section 6.4 of this Agreement, in the form attached to this Agreement as Exhibit D.

      1.80 1999 Financial Statements. "1999 Financial Statements" shall have the meaning set forth in Section 3.5 of this Agreement.

      1.81 2000 Financial Statements. "2000 Financial Statements" shall have the meaning set forth in Section 3.5 of this Agreement, a copy of which is attached hereto as Exhibit C .

                                   ARTICLE II

                    MERGER, CLOSING AND CONVERSION OF SHARES

      2.1 Merger. Subject to and in accordance with the terms and conditions of this Agreement and the Merger Agreement, Purchaser, Acquisition Corp. and the Company shall execute and file the Merger Agreement, together with required certificates, with the Secretary of State of the State of California, whereupon Acquisition Corp. shall be merged with and into the Company pursuant to Sections 1103 and 1107 of the California Corporations Code. Following the Merger, the Company shall continue as the Surviving Corporation and the separate corporate existence of Acquisition Corp. shall cease. The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. The Merger shall have the effects as provided in this Agreement and in the applicable provisions of the California Corporations Code. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Acquisition Corp. shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition Corp. shall vest in the Surviving Corporation. Purchaser, as the sole shareholder of Acquisition Corp., hereby approves the Merger and this Agreement.

      2.2 Closing. The Closing shall take place at the offices of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, 2020 Main Street, Suite 1000, Irvine, California, as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Articles VII and VIII hereof or at such other time as shall be agreed to by the parties (the "Closing Date").

      2.3 Conversion of Shares.

            (a) In accordance with the Merger Agreement, (i) the one share of common stock of Acquisition Corp. (held by Purchaser) shall be converted into one newly issued, fully paid and non-assessable share of Series F Preferred Stock of the Surviving Corporation with a redemption and liquidation amount and a fair market value equal to U.S.$100.00 and (ii) each share of capital stock of the Company issued and outstanding immediately prior to the Effective Time (except those shares of capital stock of the Company which are Dissenting Company Shares) shall, by virtue of the Merger and without any action on the part of the Holders, Purchaser, Acquisition Corp. or the Company, be converted at and as of the Effective Time into that number of fully paid and non-assessable shares of Purchaser Common Stock equal to the amount determined by dividing (A) the result obtained by subtracting the Preference Amount from $206,387,500 (11,000,000 multiplied by the Average Stock Price (as defined herein)) and dividing the result thereof by the average closing price of Purchaser Common Stock on the New York Stock Exchange for the ten consecutive trading days immediately preceding the day prior to the date of execution of this Agreement, as reported in The Wall Street Journal (the "Average Stock Price") by (B) the total number of shares of capital stock of the Company outstanding immediately prior to the Effective Time (including for this purpose any capital stock of the Company issuable under Company Stock Options, Warrants or other convertible securities outstanding immediately prior to the Effective Time) and carrying the quotient thereof out to three decimal places (the "Exchange Ratio"); provided, however, that each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred also shall receive the Series A Per Share Preference Amount, the Series B Per Share Preference Amount, the Series C Per Share Preference Amount, the Series D Per Share Preference Amount and the Series E Per Share Preference Amount, respectively (which, together with shares of Purchaser Common Stock to be issued pursuant to the Exchange Ratio shall be referred to herein as the "Purchase Price"). Shares of Purchaser Common Stock into which the shares of the capital stock of the Company are converted (including Purchaser Common Stock issuable in connection with the Preference Amount) pursuant hereto shall be "Merger Shares." The Exchange Ratio shall be appropriately adjusted to fully reflect the effect of any stock dividend, stock split, reclassification, combination, exchange of shares, or similar change in the capitalization of Purchaser after the date hereof but prior to the Effective Time. Holders shall receive only whole shares of Purchaser Common Stock; in lieu of any fractional share of Purchaser Common Stock, Holders shall receive in cash the fair market value of such fractional share (rounded to the nearest whole cent), valuing Purchaser Common Stock at the Average Stock Price.

            (b) (i) The "Series A Preference Amount" shall be the number of shares of Purchaser Common Stock equal to the quotient (carried out to three decimal places) resulting from dividing (A) the product of (x) the aggregate number of shares Series A Preferred outstanding immediately prior to the Effective Time and (y) $0.25, by (B) $21.82 (the "Preference Price"). The "Series A Per Share Preference Amount" shall be equal to the quotient (carried out to three decimal places) resulting from dividing (A) the Series A Preference Amount by (B) the aggregate number of shares of Series A Preferred outstanding immediately prior to the Effective Time.

                  (ii) The "Series B Preference Amount" shall be the number of shares of Purchaser Common Stock equal to the quotient (carried out to three decimal places) resulting from dividing (A) the product of (x) the aggregate number of shares of

Series B Preferred outstanding immediately prior to the Effective Time and (y) $0.75, by (B) the Preference Price. The "Series B Per Share Preference Amount" shall be equal to the quotient (carried out to three decimal places) resulting from dividing (A) the Series B Preference Amount by (B) the aggregate number of shares of Series B Preferred outstanding immediately prior to the Effective Time.

                  (iii) The "Series C Preference Amount" shall be the number of shares of Purchaser Common Stock equal to the quotient (carried out to three decimal places) resulting from dividing (A) the product of (x) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Effective Time and (y) $2.25 by (B) the Preference Price. The "Series C Per Share Preference Amount" shall be equal to the quotient (carried out to three decimal places) resulting from dividing (A) the Series C Preference Amount by
(B) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Effective Time.

                  (iv) The "Series D Preference Amount" shall be the number of shares of Purchaser Common Stock equal to the quotient (carried out to three decimal places) resulting from dividing (A) the product of (x) the aggregate number of shares of Series D Preferred outstanding immediately prior to the Effective Time and (y) $3.75 by (B) the Preference Price. The "Series D Per Share Preference Amount" shall be equal to the quotient (carried out to three decimal places) resulting from dividing (A) the Series D Preference Amount by
(B) the aggregate number of shares of Series D Preferred outstanding immediately prior to the Effective Time.

                  (v) The "Series E Preference Amount" shall be the number of shares of Purchaser Common Stock equal to the quotient (carried out to three decimal places) resulting from dividing (A) the product of (x) the aggregate number of shares Series E Preferred outstanding immediately prior to the Effective Time and (y) $6.00 by (B) the Preference Price. The "Series E Per Share Preference Amount" shall be equal to the quotient (carried out to three decimal places) resulting from dividing (A) the Series E Preference Amount by
(B) the aggregate number of shares of Series E Preferred outstanding immediately prior to the Effective Time.

                  (vi) The "Preference Amount" shall be equal to (i) the sum of the Series A Preference Amount, Series B Preference Amount, Series C Preference Amount, Series D Preference Amount and Series E Preference Amount (ii) multiplied by the Average Stock Price.

      2.4 Escrow. Notwithstanding anything to the contrary contained in this Agreement, in order to provide indemnification in accordance with Article IX and with the Escrow Agreement, promptly after the Effective Time, Purchaser shall deposit into an escrow fund (the "Escrow Fund") a stock certificate or certificates representing ten percent (10%) of the total number of Merger Shares (rounded down to the nearest whole share) (the "Escrow Shares") (which shares shall be unrestricted shares and shall be withheld from each Holder ratably based on the number of shares of capital stock of the Company held by such Holder immediately prior to the Effective Time). The Escrow

Fund shall be administered and distributed pursuant to the provisions of the Escrow Agreement. The Escrow Shares shall be registered in the name of the Escrow Holder as nominee for the Holders.

      2.5 Company Options and Warrants.

            (a) In the event that the Merger Shares are issued pursuant to
Section 6.9(a) or 6.9(c) of this Agreement, each outstanding option to purchase Company Common Stock (a "Company Stock Option") granted under the Company's Stock Option Plans or pursuant to any other stock option agreement entered into by the Company with any employee or consultant of the Company, shall, in accordance with the terms of the Stock Option Plans or such other employee option agreement, become and be fully vested and exercisable at the exercise price and for the number of shares of Company Common Stock set forth in the respective Stock Option Agreements under which they were granted and any shares of Company Common Stock for which such Company Stock Options are exercised on the Effective Date shall be deemed to be issued and outstanding immediately prior to the Effective Time, even if the certificates evidencing such Company Common Stock have not been issued by the Company, and at the Effective Time such shares of Company Common Stock shall be converted into Merger Shares in accordance with Section 2.3, subject to the provisions of Section 2.6(a) relating to fractional shares. If the Merger Shares are issued pursuant to
Section 6.9(b) of this Agreement, then the Board of Directors of the Company, subject to the approval of Purchaser, shall make such other provisions with respect to the outstanding options as it may deem equitable. All Company Stock Options not exercised immediately prior to the Effective Time shall terminate at the Effective Time.

            (b) At the Effective Time, the Warrant expiring June 30, 2001 to purchase 300,000 shares of Company Common Stock at a purchase price of $.25 per share shall have been exercised (the "Aspen Warrant"), and each of the two Warrants expiring October 6, 2005 to purchase an aggregate of 56,000 shares of Company Common Stock at a purchase price of $3.75 per share (collectively, the "Warrants"), to the extent not otherwise exercised, shall be deemed assumed by Purchaser and deemed to constitute a warrant to acquire, on the same terms and conditions as were applicable under such Warrants prior to the Effective Time (including anti-dilution provisions), the number (rounded to the nearest whole number) of shares of Purchaser Common Stock as the holder of such Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Warrant in full immediately prior to the Effective Time, at a price per share equal to (x) the aggregate exercise price paid for the Company Common Stock otherwise purchasable pursuant to such Warrant divided by (y) the number of shares of Purchaser Common Stock deemed purchasable pursuant to such Warrant. Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Common Stock for delivery pursuant to the terms set forth in this Section 2.5(b).

      2.6 Exchange of Certificates.

            (a) Promptly after the Effective Time, Purchaser shall issue and deliver to its transfer agent (the "Exchange Agent"), for the benefit of the Holders, for exchange in accordance with this Section 2.6, (i) the shares of Purchaser Common Stock issuable pursuant to Section 2.3, and (ii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares.

            (b) At the Effective Time, the Surviving Corporation will issue shares of its common stock to Purchaser in consideration for Purchaser issuing shares of Purchaser Common Stock to the Company's Holders. The number of shares of the Surviving Corporation's common stock issued to Purchaser will be equal to the number of shares of the Company's capital stock outstanding immediately prior to the Effective Time.

            (c) As soon as practicable after the Effective Time, Purchaser shall cause the Exchange Agent to mail to each Holder of record of a stock certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of capital stock of the Company (a "Certificate"), whose shares are being converted into Purchaser Common Stock pursuant to Section 2.3,
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Purchaser and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing Purchaser Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor the number of whole shares of Purchaser Common Stock and payments in lieu of fractional shares to which the Holder is entitled pursuant to Section 2.3 hereof, less the number of Escrow Shares to be deposited into the Escrow Fund on such Holder's behalf pursuant to Section 2.4 and Article IX hereof, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 2.6(c), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such whole number of shares of Purchaser Common Stock and payments for fractional shares as is provided for in Section 2.3.

            (d) No dividends or distributions payable to holders of record of Purchaser Common Stock after the Effective Time, or cash payable in lieu of fractional shares, shall be paid to the Holder of any unsurrendered Certificate until the Holder of the Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing those shares of Purchaser Common Stock issued in exchange therefor without interest (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Purchaser Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Purchaser Common Stock.

            (e) In the event that any Certificate for shares of capital stock of the Company shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof in a form acceptable to Purchaser, such shares of Purchaser Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement.

            (f) All shares of Purchaser Common Stock issued upon the surrender for exchange of shares of capital stock of the Company in accordance with the terms hereof (including any cash paid pursuant to Section 2.3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

            (g) Any portion of the Purchaser Common Stock or cash deposited with the Exchange Agent that remains undistributed to the shareholders of the Company upon the expiration of 12 months after the Effective Time shall be delivered to Purchaser upon demand and any shareholder of the Company who has not theretofore complied with this Article II shall thereafter look only to Purchaser as general creditors for payment of their claim for Purchaser Common Stock and cash in lieu of fractional shares, as the case may be, and any applicable dividends or distributions with respect to Purchaser Common Stock.

            (h) Neither Purchaser, Acquisition Corp. nor the Company shall be liable to any holder of shares of Company Common Stock or Company Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash deposited with the Exchange Agent that is subsequently delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      2.7 Dissenting Company Shares. Holders of Dissenting Company Shares shall have those rights, but only those rights, of holders of "dissenting shares" under Chapter 13 of the California Corporations Code. If a holder of Dissenting Company Shares withdraws his or her demand for such payment and appraisal or becomes ineligible for such payment and appraisal, then, as of the Effective Time or the occurrence of such event of withdrawal or ineligibility, whichever last occurs, such holder's Dissenting Company Shares will cease to be Dissenting Company Shares and will be converted into the right to receive, and will be exchangeable for, the shares of Purchaser Common Stock into which such Dissenting Company Shares would have been converted pursuant to Section 2.3. The Company shall give Purchaser prompt notice of any demand, purported demand or other communication received by the Company with respect to any Dissenting Company Shares or shares claimed to be Dissenting Company Shares, and Purchaser shall have the right to participate in all negotiations and proceedings with respect to such shares. The Company agrees that, without the prior written consent of Purchaser, it shall not voluntarily make any payment with respect to, or settle or offer to settle, any demand or purported demand respecting such shares. Each holder of Dissenting Company Shares who, pursuant to the provisions of Chapter 13 of the California Corporations Code, becomes entitled to payment of the value of the Dissenting Company Shares will receive payment therefor but only after the value thereof has been agreed upon or finally determined pursuant to such provisions. Any portion of the Purchaser Common Stock or cash in lieu of fractional shares that would otherwise have been payable with respect to the Dissenting Company Shares will be retained by Purchaser.

      2.8 Reorganization. The parties intend to adopt this Agreement as a plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a) of the Code.

                                  ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

      The Company represents and warrants to Purchaser that, except as set forth in the Disclosure Schedule dated as of the date hereof and signed by the Chief Executive Officer of the Company (the "Disclosure Schedule"), each of which exceptions shall specifically identify the relevant Section hereof to which it relates or be specifically enough stated to make it clear that it is also relevant to such Section:

      3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and has all requisite power and authority to own its properties and to carry on its business as now being conducted. The Company has all requisite power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to do business and in good standing in all jurisdictions in which ownership of property or the character of its business requires such qualification and where failure to be so qualified would have a material adverse effect on the Company. Copies of the Articles of Incorporation and Bylaws of the Company, as amended to date, have been previously delivered to Purchaser, are complete and correct, and, except for an amendment to authorize the issuance of Series F Preferred prior to the Effective Time, no amendments have been made thereto or have been authorized since the date thereof.

      3.2 Capitalization of the Company. The Company's authorized capital stock consists of 40,000,000 shares of Company Common Stock, no par value per share, of which 3,039,925 shares are issued and outstanding on the date hereof, and 15,000,000 shares of Company Preferred Stock, no par value per share, classified into five series, as follows: 3,800,000 shares of Series A Preferred , of which 3,800,000 shares are issued and outstanding on the date hereof; 4,000,000 shares of Series B Preferred, of which 4,000,000 shares are issued and outstanding as of the date hereof; 1,700,000 shares of Series C Preferred, of which 1,624,056 shares are issued and outstanding as of the date hereof; 1,200,000 shares of Series D Preferred, of which 1,181,932 shares are issued and outstanding as of the date hereof; and 4,300,000 shares of Series E Preferred, of which 4,172,030 shares are issued and outstanding as of the date hereof. Shares of Company Preferred Stock are convertible into shares of Company Common Stock on a share-for-share basis. All issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances, other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Company's Articles of Incorporation, as amended, or Bylaws, as amended, or any agreement to which the Company is a party or by which it is bound. The Company has reserved (i) sufficient shares of Company Common Stock for issuance upon conversion of Company Preferred Stock; (ii) 3,250,000 shares of Company Common Stock for issuance to employees and consultants pursuant to the Stock Option Plans and other stock option agreements entered into by the Company; and (iii) 356,000 shares of Company Common Stock for issuance upon the exercise of all outstanding Warrants, no more than 56,000 of which shall be outstanding at the Effective time pursuant to the provisions of Section 2.5 hereof. There are options outstanding under the Company Option Plans covering 2,686,000 shares of Company Common Stock, 2,034,418 of which will be vested as of the Closing Date and none of which options shall be outstanding at the Effective Time pursuant to the provisions of Section 2.5 hereof. Except for Company Preferred Stock, the aforesaid options outstanding under the Company's Stock Option Plans and outstanding Warrants to purchase 356,000 shares of Company Common Stock, there are not outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of capital stock of the Company; or (iii) any other commitments or rights of any kind for the issuance by the Company of additional shares of capital stock or options, warrants or other securities of the Company. All outstanding shares of Company Common Stock and Company Preferred Stock were issued in compliance with all applicable federal and state securities laws.

      3.3 Subsidiaries. The Company has no Subsidiaries, and owns no interests in any entity taxable as a partnership for income tax purposes.

      3.4 Authorization. Subject to the obtaining of the approval of the Company's shareholders, the execution and delivery by the Company of this Agreement and the agreements provided for herein, and the consummation of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company is a party constitute the valid and legally binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance by the Company of this Agreement and the agreements provided for herein, and the consummation by the Company of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Company (assuming compliance with the requirements of the HSR Act); (b) violate the provisions of the Articles of Incorporation or Bylaws of the Company; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator applicable to the Company; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to any indenture, mortgage, deed of trust or other instrument or agreement to which the Company is a party or by which the Company or any of its properties is or may be bound. The Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement or in order to permit the continuation after the Closing Date of the business activities of the Company in the manner such business activities are presently carried on by it.

      3.5 Financial Statements.

            (a) The Company has previously delivered to Purchaser (i) the balance sheet of the Company as of March 31, 2000 (the "Current Balance Sheet") and the related statement of income, shareholders' equity and cash flows of the Company for the fiscal year then ended ( the "2000 Financial Statements") and
(ii) the audited balance sheet of the Company as of March 31, 1999 and the related statements of income, shareholders' equity and cash flows of the Company for the fiscal year then ended (the "1999 Financial Statements" and together with the 2000 Financial Statements, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company and have been prepared in all material respects in accordance with GAAP applied consistently with past practices. The 1999 Financial Statements were accompanied by the audit opinion thereon of Deloitte & Touche LLP (the "Auditors"), the Company's independent public accountants.

            (b) The Financial Statements fairly present the financial condition, retained earnings, assets and liabilities of the Company and the results of operations of the Company's business for the periods indicated. The Company will have delivered to Purchaser as promptly as practicable (but in no event later than 14 days after the date hereof) the final audited balance sheet of the Company at March 31, 2000 and the related statement of income, shareholders' equity and cash flows of the Company for the fiscal year then ended, accompanied by the audit opinion thereon of the Auditors (the "Final 2000 Audited Financial Statements"), and such Final 2000 Audited Financial Statements will have been prepared in all material respects in accordance with GAAP consistently applied throughout the periods indicated and fairly present the financial condition of the Company.

            (c) Except for such claims, debts and liabilities as are reflected in the Disclosure Schedule or on the Current Balance Sheet, including any notes thereto, the Company does not have any outstanding indebtedness for money borrowed and is not subject to any claims or liabilities, contingent or otherwise, other than obligations incurred in the ordinary course of business since the date of the Current Balance Sheet, in amounts usual and normal, individually and in the aggregate.

            (d) The inventory of the Company shown on the Current Balance Sheet, or thereafter acquired prior to the Closing Date, consists of items of a quality and quantity usable, saleable or leasable in the normal course of business, except for obsolete and slow moving items and items below standard quality reflected on the Current Balance Sheet, all of which have been written down on the Current Balance Sheet to the lower of cost or market value or are the subject of adequate reserves reflected in the Current Balance Sheet. The value at which such inventory is carried on the Current Balance Sheet reflects the normal inventory valuation policies of the Company. All items included in the inventory of the Company are the property of the Company, except for sales made in the ordinary course of business since the date of such Current Balance Sheet, and no items included in the inventory have been pledged as collateral or are held by the Company on consignment from others.

            (e) All of the accounts receivable (trade or otherwise) and notes receivable reflected in the Current Balance Sheet result from the sale of inventory or products, and subject to the reserve therefor on said balance sheet, such accounts are collectible in the full amount thereof in the ordinary course of business. All such accounts receivable and notes receivable are owned by the Company free and clear of all liens, claims, charges, encumbrances and other interests of third parties (subject to any reserves therefor on said balance sheet).

      3.6 Order Backlog. The Disclosure Schedule contains a list of the aggregate backlog of orders for the products of the Company as of the date hereof. All such orders have been or will be filled in the ordinary course of business, and the Company knows of no reason why any customer placing any such order may refuse delivery of the ordered products or fail timely to pay for such products in accordance with the terms of such orders.

      3.7 Litigation. Except as set forth in the Disclosure Schedule, (a) there is no action, suit, or proceeding to which the Company is a party (either as a plaintiff or defendant) pending or, to the knowledge of the Company, threatened before any court or governmental agency, authority, body or arbitrator which could adversely affect the

Company, its assets or the transactions contemplated hereby; (b) to the knowledge of the Company, there is no investigation pending by any governmental agency, authority or body which could adversely affect the Company, its assets or the transaction contemplated hereby; (c) neither the Company nor to the best knowledge of the Company, any officer, director, shareholder or employee of the Company, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company; and (d) there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties or which has had an adverse effect on the business practices of the Company. The Company knows of no valid basis for any such action, suit, proceeding or investigation.

      3.8 Insurance. The Disclosure Schedule sets forth a true, correct and complete list of all fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies maintained by the Company and of all life insurance policies maintained by the Company on the lives of its employees, specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies"). There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable on the Insurance Policies or renewals thereof have been paid and the Company is otherwise in compliance with terms of such policies. All Insurance Policies will remain in full force and effect through the Closing Date and also as to claims arising out of events that occur prior to the Closing. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      3.9 Intellectual Property.

            (a) The Company owns, or licenses or otherwise possesses legally enforceable rights to use, all patents, patentable inventions, trademarks, trade names, service marks, Internet domain names, copyrights and mask works, and any applications for such patents, trademarks, trade names, service marks, Internet domain names and copyrights and mask works, schematics, technology, trade secrets, know-how, computer software programs or applications, processes and other tangible or intangible proprietary information or material that are used to conduct its business as currently conducted, including, without limitation, the technology, information, databases, data lists, data compilations, and all proprietary rights developed or discovered or used in connection with or contained in all versions and implementations of any World Wide Web sites, except as set forth in the Disclosure Schedule, free and clear of all liens, claims and encumbrances (including, without limitation, licensing and distribution rights), all of which are "Intellectual Property." Section 3.9 of the Disclosure Schedule contains an accurate and complete (i) list of all inventions disclosed to the Company, patents and patent applications and all trademarks (indicating registered and unregistered trademarks), trade names, service marks and Internet domain names and applications therefor, registered and applied for copyrights and mask works owned or licensed by, or licensed to third parties by, the Company, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) list of all written licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property rights of the Company, and (iii) list of all written licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third party Intellectual Property. The Company is not a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section 3.9 of the Disclosure Schedule under the terms of this Section 3.9(a).

            (b) All of the patents, copyrights, mask works, trademarks, trade names, service marks or Internet domain name registrations of the Company related to its business are valid and in full force and effect and will not be altered or impaired by the consummation of the transactions contemplated hereby. The Company is not, and will not be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company's Intellectual Property or third party Intellectual Property rights.

            (c) Except as set forth in the Disclosure Schedule, neither the Company nor, to the Company's knowledge, any of the employees of the Company has received a claim or a threatened claim, or is aware of a reasonable basis for a claim, of infringement or violation of any Intellectual Property right of any third party. To the Company's knowledge, the designing, manufacturing, marketing, licensing, sale and use of the products or performance of the service offerings of the Company do not infringe or violate any Intellectual Property right of any third party; and, to the knowledge of the Company, the Intellectual Property rights of the Company are not being infringed or violated by activities, products or services of any third party.

      3.10 Assets. The Company does not own any real property. The Company has good and marketable title to, or in the case of leased properties and assets, valid leasehold interests in, all of its material properties and assets, including, without limitation, all of the properties and assets reflected in the Current Balance Sheet (except for properties and assets sold since the date of the Current Balance Sheet in the ordinary course of business and consistent with past practice), and all of the properties or assets purchased by it since the date of the Current Balance Sheet. None of such properties or assets is subject to any mortgage, pledge, lien, security interest, encumbrance or charge of any kind except (a) liens shown on the Current Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (b) liens arising in the ordinary course of business and consistent with past practice since the date of the Current Balance Sheet and liens arising by operation of law or minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or materially impairs the use of the property subject thereto, or materially impairs the operations of the

Company; and (c) liens for current taxes not yet due, or, if due, that are being contested in good faith in the ordinary course of business. None of the plants, structures or equipment of the Company is in need of material maintenance or repairs except for ordinary or routine maintenance and repairs. Liens referred to in subparagraphs (b) and (c) above are hereinafter referred to as "Permitted Encumbrances."

      3.11 Sale/Leaseback Transaction; Sale or Discount of Receivables. The Company is not liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed) (i) which the Company has sold or transferred or is to sell or transfer to any other person; or (ii) which the Company intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred or which the Company intends to sell or transfer to any other person in connection with such lease. The Company has not sold or discounted any receivables.

      3.12 Business Practices. Neither the Company nor, to the Company's knowledge, any of the employees or agents of the Company has made, offered or agreed to offer anything of value to any government official, political party or candidate for government office nor have any of them taken any action which would be in violation of the Foreign Corrupt Practices Act of 1977 or any anti-boycott or export laws.

      3.13 Tax Matters.

            (a) The Company has filed all Tax Returns that it was required to file and all such Tax Returns were correct and complete in all material respects. The Company has paid all Taxes owed in respect of the periods covered by such Tax Returns whether or not shown as due on such Tax Return. Through the date hereof, the Company does not have any liability for Taxes in excess of the amount reserved or provided for on the Current Balance Sheet (but excluding, for this purpose only, any liability reflected thereon for deferred taxes to reflect timing differences between tax and financial accounting methods) and Taxes arising since March 31, 2000 in the Ordinary Course of Business. The Company has no existing or, to its knowledge, potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than the Company. Except as set forth in the Disclosure Schedule, all Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (b) Except as set forth in the Disclosure Schedule, the Company has never had any examination report issued or statement of deficiencies assessed against it which have not been resolved or satisfied. For taxable periods ending after November 25, 1995, except as set forth in the Disclosure Schedule, no Tax Returns of the Company have been audited by any Governmental Entity. Except as set forth in the Disclosure Schedule, no examination or audit of any Tax Returns of the Company by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. The Company has not waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency, which is currently in effect.

            (c) The Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code and none of the assets of the Company are subject to an election under Section 341(f) of the Code. The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the preceding five (5) years. The Company is not a party to any Tax allocation or sharing agreement.

            (d) The Company is not and has never been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code).

            (e) The Company has not taken any action that could reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

            (f) The Company will not be required to report any amount in taxable income in any taxable period ending after the Closing pursuant to Section 481 of the Code by reason of a change of accounting method occurring in a taxable period ending on or before the Effective Time.

            (g) Since the date of its incorporation, the Company has been reporting its income in accordance with the accrual method of accounting.

            (h) Other than the capital stock identified in Section 3.2, hereof, there exists no other outstanding security or instrument of any type (whether issued, sponsored or guaranteed by the Company) that could be treated as an equity interest in the Company for any income tax purposes.

            (i) The Company is not a party to any contract, agreement, plan or arrangement covering any person that is reasonably likely to give rise to the payment of any amount (or the provision of any compensatory benefit) that would not be deductible as a so-called "parachute payment" by reason of Section 280G of the Code or subject any payee to any excise tax imposed under Section 4999 of the Code.

            (j) Section 3.13 of the Disclosure Schedule identifies each state and foreign jurisdiction in which the Company has been, or is currently, required to file any form of Tax Return.

            (k) Upon consummation of the Merger and after giving effect to the exercise of all outstanding options, warrants and the conversion of all securities into Company Common Stock, to the Company's knowledge and assuming that Section 4.2 is true, no shareholder of the Company immediately prior to the Merger will beneficially own five percent (5%) or more of the issued and outstanding Purchaser Common Stock within the meaning of Treasury Regulation
Section 1.367(a)-3(c)(5)(ii).

      3.14 Books and Records. The general ledgers and books of account of the Company and all federal, state, local and foreign income, franchise, property and other tax returns filed by the Company are in all material respects complete and correct.

      3.15 Contracts and Commitments. The Disclosure Schedule contains a true, complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

            (a) all loan agreements, promissory notes, indentures, mortgages, guaranties, pledge agreements, security agreements, deeds of trust or similar agreements or instruments creating or granting a lien on any asset or any other instrument for or relating to any borrowing of money or the deferred purchase price of property, the unpaid balances of any of which exceed $25,000, to which the Company is a party or by which the Company or any of its property is bound;

            (b) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company is a party or by which the Company or any of its property is bound which involve payments or receipts of more than $50,000 in the case of any single contract, agreement, commitment, understanding or arrangement or under which full performance (including payment) will not be completed within one year of the date hereof;

            (c) all plans or agreements for collective bargaining, employment, consulting, executive compensation, bonus, deferred compensation, pension, profit-sharing, severance, retirement, employee stock option or stock purchase, and group life, health, accident insurance and other similar employee benefit or employment plans, agreements, arrangements or commitments to which the Company is a party or by which the Company or any of its property is bound;

            (d) all agency, distributor, sales representative, franchise or similar agreements to which the Company is a party or by which the Company or any of its property is bound;

            (e) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or, to the knowledge of the Company, any officer, director or employee;

            (f) all agreements or arrangements for the purchase or sale of any assets other than in the ordinary course of business;

            (g) all material agreements, contracts or commitments with the United States Government or any agency or instrumentality thereof;

            (h) all agreements, contracts or commitments related to Intellectual Property;

            (i) all agreements, contracts or commitments between the Company and any officer, director or stockholder of the Company;

            (j) all leases of real property, and all leases of personal property that have terms longer than a year and provide for remaining payments in excess of $25,000; and

            (k) all agreements, contracts or commitments which would reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition or results of operations of the Company, including any discounts, pricing concessions and/or barter arrangements.

      All such contracts are valid, binding and enforceable and in full force and effect. The Company is not in default under any such contract and there have been no claims of defaults and there are no existing factors or conditions which, with the passage of time or giving of notice or both, would constitute such a default or in any case in which such default would give rise to a right of termination by the other party thereto or which would result in any material cost, expense or penalty to the Company.

      3.16 Customers and Suppliers. The Disclosure Schedule sets forth the five largest suppliers and all sole source suppliers and the five largest customers of the Company. To the Company's knowledge, no supplier of the Company, has cancelled or otherwise terminated or made any threat to the Company to terminate its relationship with the Company or has decreased materially its services or supplies to the Company or its usage of the services or products of the Company, and to the Company's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with the Company or to decrease materially its services or supplies to the Company or its usage of the services or products of the Company, as the case may be. Except as set forth on Schedule 3.16, (i) there have not been any returns of products sold by the Company during the past two years, (ii) there have been no products of the Company sold to customers under an understanding that the products would be returnable, and
(iii) the Company has not entered into any discount, barter or other arrangement with any customer or supplier.

      3.17 Compliance with Agreements and Laws. The Company has all material licenses, permits or other authorizations and certificates, including import and export control licenses, environmental, health and safety permits, from federal, state and local authorities necessary to the conduct of its business as currently conducted (collectively, the "Authorizations"). The Disclosure Schedule sets forth a true, correct and complete list of all such Authorizations. The Company is not in violation of any law, regulation or ordinance, directive, order or other requirement relating to its properties or the conduct of its business, which violation would have a material adverse effect on the results of operations, condition (financial or otherwise), assets, properties, business or prospects of the Company. The Company is not in violation of, in any material respect, any federal, state, local or foreign law, regulation or order, directive or other requirement, the enforcement of which would have a material adverse effect on the Company. The

Company has not had notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance and, to the best knowledge of the Company, no such violation or noncompliance exists.

      3.18 Environmental.

            (a) Except as set forth in the Disclosure Schedule, no amount of any substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, urea-formaldehyde and all substances listed pursuant to the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time ("CERCLA"), and the United States Resource Recovery and Conservation Act of 1976, as amended from time to time (the "Resource Recovery Act"), and the regulations and publications promulgated pursuant to said laws (a "Hazardous Material"), is present as a result of the actions of the Company (or, to the knowledge of the Company, as a result of any actions of any third party or otherwise) in violation of any law in effect on or before the Closing Date, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time operated, occupied or leased.

            (b) The Company has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transferred, sold or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of CERCLA, the Resource Recovery Act, the Toxic Substances Control Act of 1976, and other applicable state or federal acts (including the rules and regulations thereunder) as in effect on or before the Closing Date.

            (c) The Company currently holds no environmental approvals, permits, licenses, clearances and consents and none are necessary for the conduct of the Company's Hazardous Material Activities, if any, and other business activities of the Company as such activities are currently being conducted.

      3.19 Employees and Consultants; Employee Relations.

            (a) Section 3.19 of the Disclosure Schedule contains a list of all current employees and consultants of the Company, along with the position and the annual rate of compensation of each such person. Except as specified in
Section 3.19 of the Disclosure Schedule, each current management level employee, key employee and consultant to the Company has entered into a confidentiality and assignment of inventions agreement with the Company, a copy of each of which has previously been delivered to Purchaser. To the knowledge of the Company, no key employee or consultant or group of employees or consultants has any plans to terminate employment or the provision of consulting services with the Company. The Company has no agreements or arrangements with persons titled as independent contractors or consultants, as a result of which, by virtue of the control exercised by the Company, the type of work performed by the persons or any other circumstances, such persons could reasonably be deemed to be employees of the Company.

            (b) The Company is in compliance in all material respects with all federal, state, local and foreign laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

            (c) Except as set forth in the Disclosure Schedule:

                  (i) none of the employees of the Company is represented by any labor union and the Company is not a party to any collective bargaining agreement;

                  (ii) there is no unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state, local or foreign agency; and

                  (iii) there is no pending labor strike or other material labor trouble affecting the Company (including, without limitation, any organizational drive).

      3.20 Employee Benefit Plans.

            (a) The Disclosure Schedule sets forth a complete and accurate list of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multi-employer plans and all multi-employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently maintained and/or sponsored by the Company, or to which the Company currently contributes, or has an obligation to contribute in the future (including, without limitation, benefit plans or arrangements that are not subject to ERISA, such as employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements), together with a classification of employees covered thereby (collectively, the "Employee Plans"). The Disclosure Schedule also sets forth all of the Employee Plans that have been terminated within the past six years. The Company has heretofore delivered to Purchaser correct and complete copies of each of the following:

                  (i) Each Employee Plan and all amendments thereto; the trust agreement and/or insurance contracts, if any, forming a part of such Employee Plan and all amendments thereto; and the resolutions and agreements, if any, by which the Company adopted such Employee Plan.

                  (ii) All written, and descriptions of all oral, employment, termination, and severance agreements, contracts, arrangements and understandings listed in the Disclosure Schedule.

                  (iii) Sample benefit distribution forms that pertain to all Employee Plans that are intended to qualify (the "Qualified Plans") under
Section 401(a) of the Code.

                  (iv) The most recent actuarial report and the most recent executed Form PBGC-1 with respect to each Employee Plan that is a defined benefit pension plan as defined in Section 414(j) of the Code (a "Defined Benefit Plan").

                  (v) Forms 5500 or, as applicable Forms 5500-C/R, filed with respect to the three most recent plan years of each Employee Plan, and all schedules thereto.

                  (vi) The most recent determination letter issued by the Internal Revenue Service (the "IRS") regarding the qualified status of each Qualified Plan.

                  (vii) The most recent accountant's report, if any, with respect to each Employee Plan.

                  (viii) The most recent summary plan description, and any subsequent summaries of material modifications, with respect to each Employee Plan.

                  (ix) The bond required by Section 412 of ERISA, if any.

                  (x) All documents required to be filed with the IRS, the Pension Benefit Guaranty Corporation (the "PBGC"), or distributed to participants and beneficiaries in connection with the termination of any Qualified Plan listed on the Disclosure Schedule as terminated.

            (b) Except for the Employee Plans, the Company does not maintain or sponsor nor is the Company a contributing employer to, any pension, profit-sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plan, employee welfare benefit plan, or any other arrangement with respect to employees, whether or not subject to ERISA. All Employee Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, the Code and the regulations issued thereunder, as well as with all other applicable laws, and have been administered, operated and managed in all material respects in accordance with their governing documents, if any. All Qualified Plans are qualified under
Section 401(a) of the Code and have been determined by the IRS to be so qualified or application for determination letters have been timely submitted to the IRS and nothing has occurred since the date of each Qualified Plan's most recent determination letter that would adversely affect such Qualified Plan's tax-qualified status. To the extent that any

Qualified Plan has not been amended to comply with applicable law, the remedial amendment period permitting retroactive amendment of such Qualified Plan has not expired and will not expire within 120 days after the Closing Date. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or tax returns) have been timely filed or distributed. No person has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA with respect to any Employee Plan. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including being subject to any statutory lien to secure payment of any such liability), to the PBGC under Title IV of ERISA or to the IRS for any excise tax or penalty with respect to any plan now or hereinafter maintained or contributed to by the Company or any member of a "controlled group" (as defined in Section 4001(a)(14) of ERISA) that includes the Company; and neither the Company nor any member of a "controlled group" (as defined above) that includes the Company currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multi-employer pension plan" (as defined in ERISA Section 4001 (a)(14)), nor has any withdrawal liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, but not limited to, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred by any Employee Plan. Further, except as set forth in the Disclosure Schedule:


                  (i) There have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without a determination by the IRS that such action does not adversely affect the tax-qualified status of such Qualified Plan.


                  (ii) No Employee Plan which is subject to the provisions of Title IV of ERISA has been terminated.

                  (iii) There have been no "reportable events" (as defined in Section 4043 of ERISA) with respect to any Employee Plan which were not properly reported.

                  (iv) The valuation of assets of any Qualified Plan, as of the Closing Date, will equal or exceed the actuarial present value of all accrued pension benefits under any such Qualified Plan in accordance with the assumptions contained in the Regulations of the PBGC governing the funding of terminated Defined Benefit Plans.

                  (v) With respect to Employee Plans that qualify as "group health plans" under Section 4980B of the Internal Revenue Code and Section 607(1) of ERISA and related regulations (relating to health plan continuation rights imposed by "COBRA"), the Company has complied (and on the Closing Date will have complied) in all material respects with all reporting, disclosure, notice, election and other benefit continuation requirements imposed thereunder as and when applicable to such plans, and the Company has not incurred (and will not incur) any direct or indirect liability and is not (and will not be) subject to any loss, assessment, excise tax penalty or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, at any time prior to the Closing Date, to comply with any such federal or state benefit continuation requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Company with respect to such group health plans.

                  (vi) The Company is not now nor has it been within the past six years a member of a "controlled group" as defined in ERISA Section 4001(a)(14).

                  (vii) There is no pending litigation, arbitration, or disputed claim, settlement or adjudication proceeding, and to the Company's knowledge, there is no threatened litigation, arbitration or disputed claim, settlement or adjudication proceeding, audit or any governmental or other proceeding, audit or investigation with respect to any Employee Plan, or with respect to any fiduciary, administrator, or sponsor thereof (in their capacities as such), or any party in interest thereof.

                  (viii) The 2000 Financial Statements reflect the approximate total pension, medical and other benefit expense for all Employee Plans, and no material funding changes or irregularities are reflected thereon which would cause such 2000 Financial Statements to be not representative of prior periods.

                  (ix) The Company has not incurred liability under Section 4062 of ERISA.

                  (x) Each Qualified Plan that is listed as terminated on the Disclosure Schedule was terminated in compliance with all applicable requirements of ERISA and the Code.

                  (xi) Except for any Qualified Plan that is categorized on the Disclosure Schedule as having been merged with another Qualified Plan, no Qualified Plan of the Company has been merged during the six years immediately before the Closing Date.

                  (xii) Each Qualified Plan that is categorized on the Disclosure Schedule as having been merged was merged in compliance with all applicable requirements of ERISA and the Code.

                  (xiii) Apart from health benefits provided to former employees under Section 4980B of the Code and Part 6 of Title I(B) of ERISA, the Company has no obligation to provide health or medical benefits to anyone other than its active employees.

                  (xiv) The Company does not sponsor, contribute to, or have any obligation to contribute to any voluntary employees beneficiary association, as described in Section 501(c)(9) of the Code.

            (c) The consummation of the transactions contemplated hereby will not result in any obligation to pay any employee of the Company severance or termination benefits so long as such employee remains employed by the Company after the closing.

      3.21 Absence of Certain Changes or Events. Since the date of the Current Balance Sheet and except as set forth in the Disclosure Schedule, the Company has not entered into any transaction which is not in the usual and ordinary course of business or:

            (a) suffered any material adverse change in its assets, liabilities, financial condition or results of operations;

            (b) incurred any material obligation or liability for borrowed money;

            (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than (i) current liabilities reflected in the Current Balance Sheet or (ii) those incurred in the ordinary course of business and in normal amounts since the date of the Current Balance Sheet consistent with past practices;

            (d) made any material amendment to or termination of any contract or lease or done any act or omitted to do any act which would cause the breach of any contract or lease;

            (e) suffered any loss of personal or real property in excess of $50,000 in the aggregate, or waived any rights of any value;

            (f) authorized any declaration or payment of dividends, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever to any of its shareholders;

            (g) made any material change in the terms, status or funding condition of any Employee Plan;

            (h) made any capital expenditure in excess of $100,000 in any instance or $250,000 in the aggregate;

            (i) acquired or disposed of, or committed to acquire or dispose of, any asset, or entered or committed to enter into any contract, agreement or commitment, in any such case which involves the payment in the case of an acquisition of more than $100,000, or in the case of a disposition of more than $25,000, except agreements, commitments or transactions involving the purchase of inventory or supplies in the ordinary course of business consistent with past practice and which do not have a remaining term exceeding 12 months;

            (j) increased or agreed to increase the compensation or bonuses payable or to become payable to any employees with annual salaries exceeding $50,000, or increased any salaries or bonuses payable or to become payable to any employees in any manner not in the ordinary course of business consistent with past practices;

            (k) made or agreed to make any loan to any of its employees, officers, stockholders or directors, other than travel advances made in the ordinary course of business consistent with past practices;

            (l) granted or agreed to grant to any person any option, right or warrant or other commitment calling for the issuance or sale of any shares of capital stock, bonds or other corporate securities; or

            (m) granted or voluntarily subjected any material asset to a lien or encumbrance (other than a Permitted Encumbrance).

      3.22 Prepayments and Deposits; Customers and Suppliers. The Disclosure Schedule sets forth all prepayments and deposits, which have been received by the Company as of the date hereof, from customers for products to be shipped, or services to be performed, after the Closing Date.

      3.23 Indebtedness to and from Employees, Directors and Shareholders. The Company is not indebted, directly or indirectly, to any person who is an employee, director or shareholder or any Affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, and no such employee, director, shareholder or Affiliate is indebted to the Company except for advances made to employees in the ordinary course of business to meet reimbursable business expenses.

      3.24 Banking Facilities. The Disclosure Schedule sets forth a true, correct and complete list of:

            (a) each bank, savings and loan or other financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

            (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility.

      3.25 Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or have any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

      3.26 Conflicts of Interest. No Holder of the Company now has or within the last year had, either directly or indirectly, an ownership interest in any property or right, tangible or intangible, which is used in the business of the Company or equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company, or purchases or during such period purchased from the Company any goods or services, or otherwise during such period did business with the Company. All commercial transactions are negotiated on an arms length basis and at fair market value.

      3.27 Regulatory Approvals. All consents, approvals, authorizations or other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Company and which the failure to obtain would have a material adverse effect on the business of the Company and which are necessary for the execution and delivery by the Company of this Agreement or any documents to be executed and delivered by the Company in connection herewith or the consummation of the transactions consummated hereby are set forth in the Disclosure Schedule and have been, or prior to the Closing Date will be, obtained and satisfied.

      3.28 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

      3.29 Year 2000. To the Company's knowledge, the systems and facilities operated by or on behalf of the Company in the conduct of its business are capable of providing uninterrupted and error-free recordation, storage, processing, output and presentation of data, including calendar dates falling before, on or after January 1, 2000. As of the date hereof, the Company has operated without any material Year 2000 problems.

      3.30 Disclosure. No representation or warranty of the Company in this Agreement, any Exhibit attached hereto, the Disclosure Schedule or any document prepared in connection herewith contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in the light of the circumstances under which they are made, not misleading.

      3.31 Brokers and Finders. Except for Broadview International, LLC, the Company is not obligated to pay any broker's or finder's fee or any other commission or similar fee to any agent, broker, investment banker, financial advisor or other firm or person in connection with any of the transactions contemplated by this Agreement, and the Company agrees to indemnify and hold Purchaser harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person (other than Broadview International, LLC) on the basis of any act or statement alleged to have been made by such party or its Affiliate.

                                   ARTICLE IV

                          REPRESENTATIONS OF PURCHASER

      Purchaser represents and warrants to the Company and the Holders as follows:

      4.1 Organization and Authority. Purchaser and each of its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their incorporation, and have all requisite power and authority (corporate and other) to own their properties and to carry on their business as now being conducted. Purchaser has full power to execute and deliver this Agreement and the agreements contemplated herein, and to consummate the transactions contemplated hereby and thereby. Purchaser and its Subsidiaries are duly qualified to do business and in good standing in all jurisdictions in which their ownership of property or the character of their business requires such qualification and where failure to be so qualified could have a material adverse effect. Copies of the Certificate of Incorporation and the Bylaws of Purchaser, as amended to date, have been previously delivered to the Company, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

      4.2 Purchaser Capital Structure. The authorized capital stock of Purchaser consists of unlimited common shares and unlimited preferred shares. As of May 18, 2000, (i) 114,123,921 shares of Purchaser Common Stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable,
(ii) 1,607,900 shares of preferred stock were issued and outstanding, all of which are validly issued, fully paid and non-assessable, and (iii) 12,392,800 shares of Purchaser Common Stock were reserved for future issuance pursuant to Purchaser's stock option plans, employee stock purchase plan, and restricted stock plan. No material change in the capitalization of Purchaser has occurred since May 18, 2000. As of May 18, 2000, except for the aforesaid options under the Purchaser's stock option plans there are not reserved for issuance (i) any options, warrants or other rights to purchase from the Purchaser any capital stock of the Purchaser; (ii) any securities convertible into or exchangeable for shares of capital stock or Purchaser, or (iii) any other commitments or rights of any kind for the issuance by the Company of additional shares of capital stock or options, warrants or other securities of the Purchaser. All of the outstanding shares of capital stock of each of Purchaser's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Purchaser or another Subsidiary of Purchaser free and clear of all security interests, liens, claims, pledges, agreements, limitations on Purchaser's voting rights, charges or other encumbrances of any nature.

The shares of Purchaser Common Stock issued pursuant to this Agreement will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

      4.3 Securities Filings; Financial Statements.

            (a) Purchaser has filed and made available to the Company all forms, reports and documents required to be filed by Purchaser with the SEC, the Canadian securities regulatory authorities or The Toronto Stock Exchange since January 1, 1998, other than registration statements on Form S-8 (collectively, the "Purchaser SEC Reports"). The Purchaser SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Reports or necessary in order to make the statements in such Purchaser SEC Reports, in the light of the circumstances under which they were made, not misleading.

            (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Purchaser SEC Reports, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or the SEC) and fairly presented the consolidated financial position of Purchaser and its Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements do not include notes, but do include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation.

            (c) No change in the business, assets, liabilities, condition (financial or other), or results of operations of Purchaser has occurred between the date of filing the Purchaser SEC Reports filed prior to the date hereof with the SEC and the date hereof that would cause such Purchaser SEC Reports, including the financial statements and schedules included or incorporated by reference therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated or incorporated by reference therein or that would be necessary in order to make the statements contained therein, as of the date hereof, not misleading.

      4.4 Purchaser's Authorization. The execution and delivery by Purchaser and Acquisition Corp. of this Agreement, and the agreements provided for herein, and the consummation by Purchaser and Acquisition Corp. of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by Purchaser and Acquisition Corp. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of Purchaser and Acquisition Corp., enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by Purchaser and Acquisition Corp. of the transactions contemplated hereby and thereby, will not, with or without the giving of notice of the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Purchaser (assuming compliance with the requirements of the HSR Act); (b) violate the provisions of the Certificates of Incorporation or Bylaws of Purchaser or Acquisition Corp.; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of Purchaser or of any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries is or may be bound.

      4.5 Regulatory Approvals. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Purchaser and which are necessary for the consummation of the transactions contemplated by this Agreement (i) as may be required under applicable requirements of the Competition Act (Canada) and the Investment Canada Act, (ii) as may be required by the by-laws, rules, regulations or policies of The Toronto Stock Exchange in respect of the Purchaser Common Stock to be issued in the Merger and the listing of such Purchaser Common Stock on such stock exchanges, filings as are required to be made and exemption rulings or orders are required to be obtained under the Ontario Business Corporations Act or Business Corporations Act, c.B-9.1, Statutes of New Brunswick, 1981, or under Canadian securities laws, have been, or will be prior to the Closing Date, obtained and satisfied.

      4.6 Acquisition Corp. Acquisition Corp. has been formed by Purchaser for the purpose of effecting the Merger. The authorized capital stock of Acquisition Corp. consists of 1,000 shares of common stock, of which one share is issued and outstanding. All of the issued and outstanding shares of common stock of Acquisition Corp. are owned by Purchaser and are validly issued, fully paid and non-assessable. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and any related documentation to which it is a party, and the transactions contemplated hereby and thereby, Acquisition Corp. has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

      4.7 Disclosure. No representation or warranty by Purchaser in this Agreement or in any Exhibit hereto contains or will contain any untrue statement of a material fact or omits or will omit any material fact required to be stated herein or therein or necessary in order to make the statements and facts contained herein or therein, in the light of the circumstances under which they are made, not misleading.

      4.8 Brokers or Finders. Purchaser is not obligated to pay any broker's or finder's fee or any other commission or similar fee to any agent, broker, investment banker, financial advisor or other firm or person in connection with any of the transactions contemplated by this Agreement, and Purchaser agrees to indemnify and hold the Company harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

                                   ARTICLE V

                        CERTAIN COVENANTS OF THE COMPANY

      From and after the date hereof and until the Closing Date:

      5.1 Conduct of Business. The Company shall carry on its business diligently in the ordinary course and substantially in the same manner as heretofore conducted. All of the property of the Company shall be used, operated, repaired and maintained in a manner consistent with past practice. The Company shall use its best efforts to maintain the relationships of the Company with its employees, customers and suppliers.

      5.2 Absence of Material Changes. Except as set forth on Schedule 5.2 hereto, without the prior written consent of Purchaser, the Company shall not:

            (a) take any action to amend its charter documents or bylaws;

            (b) issue any stock (except upon the exercise of outstanding options or warrants to purchase common stock in exchange for full payment), bonds or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities;

            (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

            (d) declare or make any payment or distribution to its shareholders or purchase or redeem any shares of its capital stock;

            (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of its assets or properties, other than Permitted Encumbrances;

            (f) sell, assign, or transfer any of its assets, except for inventory sold in the ordinary course of business;

            (g) cancel any debts or claims, except in the ordinary course of business;

            (h) merge or consolidate with or into any corporation or other entity;

            (i) make any election or give any consent under the Code or the tax statutes of any state or other jurisdiction or make any termination, revocation or cancellation of any such election or any consent or compromise or settle any claim for past or present tax due; or

            (j) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business calling for payments by the Company which in the aggregate do not exceed $50,000 for each such lease, contract, agreement or understanding or extend for more than one year from the date hereof.

      5.3 Reports, Taxes. The Company shall duly and timely file all Tax Returns or returns required to be filed with federal, state, local and foreign authorities and will promptly pay all Taxes levied or assessed upon it or any of its properties (unless contesting such in good faith and adequate provision has been made therefor).

      5.4 Non-Solicitation.

            (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, or sale of shares of capital stock, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal.

            (b) The Company shall notify Purchaser immediately (and in no event later than 24 hours) after receipt by the Company (or its advisors), of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making an Acquisition Proposal. Such notice to Purchaser shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      5.5 Amendment to Articles. Prior to the Effective Time, the Company shall take all requisite action necessary to solicit written consents from the Shareholders of the Company to amend its Articles of Incorporation to provide authorization for 1000 shares of Series F Preferred having a redemption and liquidation value of $100 per share.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

      6.1 Option Pool. Subject to and as of the Closing, Purchaser shall set aside a pool of options to acquire 750,000 shares of Purchaser Common Stock (the "New Purchaser Options") to be granted to employees of the Company immediately following the Closing. The New Purchaser Options shall be distributed among the Company employees in such amounts and manner as shall be determined by the parties hereto prior to Closing. The New Purchaser Options shall vest over four years (with twenty-five percent (25%) vesting on the one year anniversary of the Closing Date and an additional twenty-five percent (25%) vesting on each of the second, third and fourth year anniversaries of the Closing Date), provided the holder remains employed by Purchaser, the Company or any Affiliate of the Purchaser during such period. The exercise price for such New Purchaser Options shall be the average closing price in Canadian dollars of Purchaser Common Stock on the Toronto Stock Exchange for the five consecutive trading days immediately preceding the date of grant. The New Purchaser Options shall be subject to such additional terms and conditions as may be provided in Purchaser's stock option plan, including without limitation a ten year exercise term.

      6.2 Retention Pool. Subject to and as of the Closing, Purchaser shall create a retention pool in the aggregate amount of $20,000,000 (the "Retention Pool") for the benefit of employees of the Company, and in the amounts, designated by Purchaser from time to time. The amounts allocated to the employees of the Company from the Retention Pool shall vest over three (3) years (with twenty-five percent (25%) vesting on the first anniversary of the Closing Date, an additional twenty-five percent (25%) vesting on the second anniversary of the Closing Date, and the remaining fifty percent (50%) on the third anniversary of the Closing Date), provided that the employee remains employed by the Company (other than by reason of death), Purchaser or any affiliate of the Purchaser. In the event that any amount of the Retention Pool allocated to a specific employee is forfeited due to the termination of such employee's relationship with Purchaser (other than by reason of death), Company or any affiliate of Purchaser, such amounts shall be reallocated to the remaining employees of the Company, in a manner determined in the sole discretion of Purchaser.

      6.3 Access to Information. Upon reasonable notice, Purchaser and the Company shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all information concerning its business, properties and personnel as may reasonably be requested. Unless otherwise required by law, the parties will hold any such information which is non-public in confidence. No information or knowledge obtained in any investigation pursuant to this Section 6.3 shall affect or be deemed to modify any representation or warranty construed in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      6.4 Shareholder Approval. The Company shall take all actions necessary in accordance with the California Corporations Code and its Articles of Incorporation and Bylaws to duly call, give notice of, convene and hold a meeting of or solicit Written Consents and Agreements, in the form attached hereto as Exhibit D, from its shareholders as promptly as practicable after the conclusion of the Hearing to obtain their vote or written consent for the adoption and approval of this Agreement and the transactions contemplated hereby.

      6.5 Legal Conditions to Merger. Each of Purchaser and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other governmental entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed in connection with the Merger.

      6.6 Public Disclosure. Purchaser and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

      6.7 Reorganization.

            (a) Purchaser, Acquisition Corp. and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Purchaser, Acquisition Corp. and the Company have not taken and will not take prior to, in connection with or following the Merger as set forth herein, any action that would disqualify such transaction as a reorganization under Section 368(a) of the Code, and each agrees to treat the Merger consistent therewith, including, but not limited to, complying with Treasury Regulations Sections 1.368-3 and 1.367(a)-3(c)(6).

            (b) None of Purchaser, Acquisition Corp. and the Company is aware of any fact of circumstance that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (c) For purposes of the tax opinion referred to in Section 8.4, the Company, Purchaser and Acquisition Corp. shall provide customary representation letters, each dated on or about the Effective Date. The representation letter of Purchaser and Acquisition Corp. is attached hereto as Exhibit E. Purchaser and/or the Surviving Corporation or any other member of the qualified group (as defined in Treasury Regulation Section 1.368-1(d)) shall, for the foreseeable future, continue at least one significant historic business line of the Company or use at least a significant portion of the Company's historic business assets, in each case, within the meaning of Treasury Regulation Section 1.368-1(d).

      6.8 Consents. The Company and Purchaser shall each use its reasonable best efforts to obtain all necessary consents, waivers and approvals under any of its material agreements, contracts, licenses or leases in connection with the Merger.

      6.9 Fairness Hearing; Contingent Alternatives.

            (a) Fairness Hearing and Permit: Section 3(a)(10) of the 1933 Act. Subject to the provisions of Section 6.9(b) below, the issuance of the shares of Purchaser Common Stock to be issued in the Merger will be qualified by a permit (the "Permit") to be issued under Section 25121 of the California Corporate Securities Law of 1968, as amended ("California Law"). Promptly after the execution of this Agreement, the Company and Purchaser shall prepare, (i) the notice to be sent to the shareholders of the Company pursuant to, and meeting the requirements of Article 2 of Subchapter 1 of the California Administrative Code, Title 10, Chapter 3, Subchapter 2, as amended (the "Hearing Notice"), concerning the hearing (the "Hearing") to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated hereby pursuant to Section 25142 of the California Corporate Securities Law of 1968, as amended, (ii) the application for the Permit to be filed with the Commissioner in connection with the Hearing (the "Permit Application") and (iii) the information statement to be mailed to shareholders of the Company in connection with the transactions contemplated hereby (the "Information Statement"), and Purchaser shall file with the Commissioner, the Permit Application and a request for the Hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement and the Merger Agreement pursuant to Section 25142 of the California Law. As soon as permitted by the Commissioner, the Company shall mail the Hearing Notice to all shareholders of the Company entitled to receive such notice under the California Corporations Code. The Company and Purchaser will notify each other promptly of the receipt of any comments from the Commissioner or its staff and of any request by the Commissioner or its staff or any other government officials for amendments or supplements to any of the documents filed therewith or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Commissioner, or its staff or any other government officials, on the other hand, with respect to the filing. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Information Statement or any other filing, each party shall promptly inform the other of such occurrence and cooperate in filing with the Commissioner or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement. The Information

Statement shall include the recommendation of the Board of Directors of the Company in favor of the Merger Agreement and the Merger and the conclusion of the Company's Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Company's shareholders. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Purchaser or its affiliates or associates, the form and content of which information shall not have been approved by Purchaser prior to such inclusion.

            (b) Private Placement Alternative. Notwithstanding the provisions of
Section 6.9(a) above, if (i) the Commissioner informs Purchaser or the Company of its determination not to (A) grant the Hearing, (B) permit the mailing of the Notice of Hearing or (C) issue the Permit, or (ii) Purchaser and the Company mutually agree not to obtain the Permit, and Purchaser is legally able to issue shares of Purchaser Common Stock to the Company's shareholders under the 1933 Act and the rules and regulations promulgated thereunder, by virtue of the exemptions provided by Section 4(2) and/or Regulation D, then Purchaser will issue such shares of Purchaser Common Stock that are issuable to holders of Company Common Stock in the Merger pursuant to the aforementioned exemptions.

            (c) Registration Statement Alternative. In the event that Purchaser is unable to issue the shares of Purchaser Common Stock to the Company's shareholders by virtue of the exemptions provided by Section 4(2) under the 1933 Act and/or Regulation D promulgated thereunder, then as promptly as practicable after the determination that the parties are unable to consummate the Merger pursuant to Section 6.9(a) or 6.9(b), the Company and Purchaser shall prepare and file with the Securities and Exchange Commission ("SEC") preliminary proxy materials which shall constitute the Proxy Statement/Prospectus and the Registration Statement of Purchaser with respect to the Purchaser Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC therein and after furnishing by the Company and Purchaser of all information required to be contained therein, the Company and Purchaser shall file with the SEC a proxy and Registration Statement on Form S-4 (or on such other form as shall be appropriate) relating to the adoption of the Merger Agreement and approval of the transactions contemplated hereby by the shareholders of the Company, and shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Boards of Directors of the Company and Purchaser in favor of the Merger.

            (d) Registration of Shares. Within 30 days after the Effective Time with respect to an issuance pursuant to Section 6.9(b), Purchaser shall prepare and file with the SEC a "Shelf" registration statement (such registration statement including the prospectus, amendments and supplements to such registration statement or prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement, a "Registration Statement") covering all of the Merger Shares for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the 1933 Act.

Although all of the Merger Shares shall be covered by such Registration Statement, any contractual restrictions on sale shall continue to apply. The Registration Statement shall be on Form S-3 (except if Purchaser is not then eligible to register for resale the Merger Shares on Form S-3, such registration shall be on Form S-1 or another appropriate form in accordance herewith as the Holders, by vote of the Holders of a majority of the Merger Shares, may approve). Purchaser shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the 1933 Act as promptly as possible after the filing thereof, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the 1933 Act until the date which is two years after the date that such Registration Statement is declared effective by the SEC or such earlier date when all Merger Shares covered by such Registration Statement (the "Registrable Securities") have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated under the 1933 Act as determined by counsel to Purchaser pursuant to a written opinion letter to such effect (the "Effectiveness Period").

            (e) Expenses of Registration. Purchaser shall pay all Registration Expenses (as hereafter defined) in connection with any registration, qualification or compliance pursuant to Section 6.9(d), and each Holder shall pay all Selling Expenses (as hereafter defined) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by him or her. For purposes of this Section 6.9(e), "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by Purchaser in complying with Sections 6.9(c) and 6.9(f), including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Purchaser, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. For purposes of this Section 6.9(e), "Selling Expenses" shall mean all selling discounts, commissions and stock transfer or other Taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

            (f) Registration Procedures. In the case of any registration effected by Purchaser pursuant to Section 6.9(c), Purchaser will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. Purchaser will:

                  (i) Not less than ten days prior to the filing of a Registration Statement or any related prospectus or any amendment or supplement thereto (including any document that would be incorporated or deemed to be incorporated therein by reference), (A) furnish to the Holders copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary to conduct a reasonable investigation within the meaning of the 1933 Act.

                  (ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective for the Effectiveness Period; (B) cause the related prospectus to be amended or supplemented by any required prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 promulgated under the 1933 Act (or any similar provisions then in force); (C) respond as promptly as reasonably possible to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement; and (D) comply in all material respects with the provisions of the 1933 Act and the Exchange Act with respect to the disposition of all Merger Shares covered by the Registration Statement during the Effectiveness Period.

                  (iii) File such supplements or attach "stickers" to the Registration Statement or prospectus as and when required by the SEC to evidence a material amount of resales by a Holder pursuant to a prospectus.

                  (iv) Notify the Holders of Merger Shares to be sold as promptly as reasonably possible (and, in the case of (A)(1) below, not less than five days (or, in the case of a supplement or "sticker" required to be filed or attached, within two days) prior to such filing) and (if requested by any such person) confirm such notice in writing no later than two days following the day
(A)(1) when a prospectus or any prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (2) when the SEC notifies Purchaser whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (Purchaser shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (3) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other Governmental Entity for amendments or supplements to the Registration Statement or prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Merger Shares or the initiation of any proceedings for that purpose; (D) of the receipt by Purchaser of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Merger Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (E) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, prospectus or other documents so that, in the case of the Registration Statement or the prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (v) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Merger Shares for sale in any jurisdiction, at the earliest practicable moment.

                  (vi) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits to the extent requested by such person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

                  (vii) Promptly deliver to each Holder, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such persons may reasonably request; and Purchaser hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Merger Shares covered by such prospectus and any amendment or supplement thereto.

                  (viii) Prior to any public offering of Merger Shares, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Merger Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Merger Shares covered by a Registration Statement; provided, however, that Purchaser shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject Purchaser to any material tax in any such jurisdiction where it is not then so subject.

                  (ix) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Merger Shares to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free of all restrictive legends, and to enable such Merger Shares to be in such denominations and registered in such names as Holders may request.

                  (x) Upon the occurrence of any event contemplated by Section
(iv)(E) hereof, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (xi) Use its reasonable best efforts to cause all Merger Shares relating to such Registration Statement to be listed on each securities exchange or quotation system on which similar securities issued by Purchaser are then listed or quoted, and in connection therewith to file an application for listing of additional shares with respect to the Merger Shares.

                  (xii) Comply with all applicable rules and regulations of the SEC.

            (g) Information by Holder. Each Holder of Registrable Securities shall furnish to Purchaser such information regarding such Holder and the distribution proposed by such Holder as Purchaser may reasonably request in connection with any registration, qualification or compliance referred to in this Section 6.9, but only to the extent that such information is required in order for Purchaser to comply with its obligations under all applicable securities and other laws and to ensure that the Registration Statement relating to such Registrable Securities conforms to the applicable requirements of the 1933 Act and the rules and regulations thereunder. Each Holder covenants that it will promptly notify Purchaser of any changes in the information set forth in the Registration Statement or otherwise provided by such Holder to Purchaser regarding such Holder or such Holder's plan of distribution as a result of which the Registration Statement or any prospectus relating to the Registrable Securities contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Securities or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Securities required to be stated therein or necessary to make the statements therein, not misleading.

            (h) Indemnification and Contribution.

                  (i) Purchaser agrees to indemnify and hold harmless each Holder from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which such Holder may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus, or any violation or alleged violation by Purchaser of the 1933 Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, and Purchaser will, as incurred, reimburse such Holder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim;

provided, however, that the indemnity contained in this Section 6.9(h)(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld), nor shall Purchaser be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon (A) an untrue statement or alleged untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to Purchaser by such Holder specifically furnished for use in preparation of the Registration Statement, (B) the failure of such Holder to comply with any of the covenants and agreements contained in this Section 6.9, or (C) any untrue statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

                  (ii) Each Holder, severally and not jointly, agrees to indemnify and hold harmless Purchaser from and against any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) to which Purchaser may become subject (under the 1933 Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (A) an untrue statement, alleged untrue statement, omission or alleged omission of a material fact in the Registration Statement, any prospectus included in the Registration Statement, or any amendment or supplement to the Registration Statement or any such prospectus in reliance upon and in conformity with written information furnished to Purchaser by such Holder in an instrument executed by such Holder and specifically stated to be for use in preparation of the Registration Statement, or any violation or alleged violation by Holder of the 1933 Act, the Exchange Act, any state law, rule or regulation promulgated thereunder, provided, however, the indemnity contained in this Section 6.9(h)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld), and provided that no Holder shall be liable in any such case for any untrue statement included in any Prospectus which statement has been corrected in a writing delivered to Purchaser at least two business days before the sale from which such loss arose, (B) the failure of such Holder to comply with any of the covenants and agreements contained in Section 6.9, or (C) any untrue statement in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder; and each Holder, severally and not jointly, will, as incurred, reimburse Purchaser for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. In no event shall the amount payable by any Holder to Purchaser pursuant to this Section 6.9(h) by reason of a sale of Purchaser Common Stock by such Holder exceed the amount of the net proceeds to such Holder from the sale of Purchaser Common Stock from which such liability arose.

                  (iii) Promptly after receipt by any indemnified person under subsections (i) or (ii) above of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.9(h), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action (provided, however, that no failure to provide such notice shall relieve any indemnifying person of any liability hereunder except to the extent that such indemnifying person is prejudiced thereby), and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and the indemnifying person shall have been notified thereof, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified person. After notice from the indemnifying person to such indemnified person of the indemnifying person's election to assume the defense thereof, the indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that, if the indemnifying person shall propose that the same counsel represent it and the indemnified person, and if counsel for the indemnified person shall reasonably have concluded that there is an actual conflict of interest posed by the representation proposed by the indemnifying person, the indemnified person shall be entitled to retain its own counsel reasonably satisfactory to the indemnifying person at the expense of such indemnifying person; provided, however, that if more than one indemnified person makes a claim against an indemnifying person based on substantially similar facts, the indemnifying person shall not be responsible for the fees of more than one counsel for all indemnified persons whose claims are based on substantially similar facts.

                  (iv) if the indemnification provided for in this Section 6.9(h) is unavailable to or insufficient to hold harmless an indemnified party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative fault of each such party, as well as any other relevant equitable considerations, provided, however, that any contribution by a Holder shall not exceed the net proceeds to such Holder for the sale of Purchaser Common Stock from which such liability arose, except in the case of willful fraud by such Holder. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Purchaser on the one hand or a Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Purchaser and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.9(h) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this Section 6.9(h)(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this Section 6.9(h)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (v) The obligations of the Purchaser and the Holders under this Section 6.9(h) shall be in addition to any liability which Purchaser and the respective Holders may otherwise have and shall extend, upon the same terms and conditions, to each director and officer of Purchaser or any Holder, and to each person, if any, who controls Purchaser or any Holder within the meaning of the 1933 Act or the Exchange Act.

            (i) Restrictive Legend. Each certificate representing Merger Shares shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE SHARES ARE FURTHER SUBJECT TO CERTAIN CONTRACTUAL RESTRICTIONS WHICH IMPACT THE ABILITY TO SELL OR TRANSFER SUCH SHARES.

And with respect to Affiliates of Company, shall bear the following additional legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES, AND MAY ONLY BE TRANSFERRED (1) IN CONFORMITY WITH RULE 145, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (3) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933.

The legends contained in this Section 6.9(h) shall be removed from a certificate in connection with any sale in compliance with the terms of this Agreement and pursuant to the resale Registration Statement or pursuant to Rule 144 promulgated under the 1933 Act (if accompanied by any legal opinion reasonably required by the Purchaser), but shall not be removed in any other circumstance without Purchaser's prior written consent

(which consent shall not be unreasonably withheld or delayed and shall be granted if such legend is no longer appropriate).

            (j) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, Purchaser agrees to use its reasonable best efforts to:

                  (i) Make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the 1933 Act, at all times after the Merger;

                  (ii) File with the SEC in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act; and

                  (iii) So long as a Holder owns any Registrable Securities, to furnish to that Holder forthwith upon request a written statement by Purchaser as to its compliance with the reporting requirements of said Rule 144, and of the 1933 Act and the Exchange Act, a copy of the most recent annual or quarterly report of Purchaser, and such other reports and documents of Purchaser as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such Registrable Securities without registration.

      6.10 Securities Laws. Purchaser shall take such steps as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable to the issuance of the Merger Shares. The Company shall use its reasonable best efforts to assist Purchaser as may be necessary to comply with the securities and blue sky laws of all jurisdictions that are applicable in connection with the issuance of the Merger Shares. The Merger Shares shall be issued under a Section 3(a)(10) or a Section 4(2) "private placement" exemption from the registration requirements of federal securities laws or pursuant to an effective Registration Statement on Form S-4.

      6.11 Expenses. Whether or not the Merger is consummated, all fees, costs and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such fee, cost or expense.

      6.12 Employment and Noncompetition Agreements. Concurrently with the execution of this Agreement, each of the Designated Employees shall enter into an Employment Agreement and a Noncompetition and Nonsolicitation Agreement with the Company and Purchaser. The Founders shall enter into Employment Agreements and Noncompetition and Nonsolicitation Agreements, substantially in the forms of Exhibits F-1 and G-1 attached hereto, and the Non-Founders shall enter into Employment Agreements and Noncompetition and Nonsolicitation Agreements, substantially in the forms of Exhibits F-2 and G-2 attached hereto (collectively, the "Employment Agreements" and "Noncompetition and Nonsolicitation Agreements").

      6.13 Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement each party to this Agreement shall take all such necessary action.

      6.14 Stock Exchange Listing. Purchaser shall use its reasonable best efforts to cause the shares of Purchaser Common Stock to be issued upon consummation of the Merger to be approved for listing on The Toronto Stock Exchange and on the New York Stock Exchange, subject to official notice of issuance , prior to the Closing Date.

      6.15 Lock Up Agreements. Concurrently with the execution of this Agreement, each of the directors, officers and Holders of five percent (5%) or more of the capital stock of the Company (other than Designated Employees) shall execute and deliver to Purchaser the Lock Up Agreement in substantially the form of Exhibit H-1 hereto and each of the Designated Employees shall execute and deliver to Purchaser, the Lock Up Agreement in substantially the form of Exhibit H-2 (collectively, the "Lock Up Agreements"). In addition, the Company shall use its reasonable best efforts to cause each Holder of .75% or more of the capital stock of the Company to execute and deliver to Purchaser, on or prior to the Closing, a Lock Up Agreement in substantially the form of Exhibit H-1.

      6.16 Voting Agreements. Concurrently with the execution of this Agreement, each of the officers and directors of the Company and each Holder of at least five percent (5%) of the Company's outstanding voting capital shall enter into a Voting Agreement and irrevocable proxy substantially in the form attached hereto as Exhibit I, pursuant to which they shall agree, subject to the terms and conditions of the Voting Agreement, to vote all the shares of capital stock of the Company held by them or by the entities they represent in favor of the Merger. There shall be no amendments or modifications to the Voting Agreement without the written consent of the Company and Purchaser, respectively.

      6.17 Affiliate Agreement. Concurrently with the execution of this Agreement, the Company shall deliver a letter to the Purchaser providing the names of each affiliate of the Company within the meaning of Rule 145 promulgated under the 1933 Act ("Rule 145 Affiliates"), and each such Rule 145 Affiliate shall execute and deliver to the Purchaser an Affiliate Agreement, in the form of Exhibit J attached hereto, which shall be effective as of the Closing Date, under which each Rule 145 Affiliate of the Company agrees to comply with the applicable requirements of Rule 145 promulgated under the 1933 Act.

      6.18 Restricted Stock Agreement. Concurrently with the execution of this Agreement, each of the Designated Employees shall enter into a Restricted Stock Purchase Agreement substantially in the form of Exhibit K attached hereto (the "Restricted Stock Agreement").

      6.19 Warrants. The Company shall use its reasonable best efforts to cause the Warrants to be exercised immediately prior to the Effective Time.

      6.20 Update Schedules. The Company shall promptly provide written notice to Purchaser of any material change which would result in the Company's inability to satisfy Section 7.1 hereof, and Purchaser shall promptly provide written notice to the Company of any material change which would result in Purchaser's inability to satisfy Section 8.1 hereof; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of the Company, Purchaser or Acquisition Corp., as the case may be, or the schedules hereto for the purposes of Article VII or
Article VIII hereof, as the case may be. Within 15 days of receipt of such notice, the receiving party shall either waive any objection to such disclosure or terminate this Agreement in accordance with Article X hereof.

                                  ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF PURCHASER AND
                               ACQUISITION CORP.

      The obligations of Purchaser and Acquisition Corp. to consummate the Merger are subject to the fulfillment, at or before the Closing of all the following conditions, any one or more of which may be waived by Purchaser:

      7.1 Representations and Warranties True at Closing. The representations and warranties of the Company contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall be true in all material respects as of the Closing, except to the extent that the aggregate of all breaches thereof would not have a material adverse effect on the Company, as of the date hereof and at and as of the Effective Time (except to the extent that such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date).

      7.2 Covenants Performed. All of the obligations of the Company to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

      7.3 Certificate. At the Closing, Purchaser shall have received a certificate signed by the Chief Executive Officer of the Company to the effect that the conditions set forth in Sections 7.1 and 7.2 hereof have been satisfied.

      7.4 Shareholder Approval. This Agreement and the Merger Agreement shall have been duly approved by the requisite vote of the shareholders of the Company.

      7.5 Opinion of Counsel to the Company. Stradling, Yocca, Carlson & Rauth, A Professional Corporation, counsel to the Company, shall have issued an opinion in favor of Purchaser in the form of Exhibit L hereto.

      7.6 Affiliate Agreements. The Company shall have delivered to Purchaser the letter required by Section 6.17 of this Agreement naming all persons who are considered to be "Affiliates" of the Company, and each such Affiliate shall have executed and delivered to Purchaser an Affiliate Agreement.

      7.7 Shareholder's Letters; Exemption for Registration. In the event the Merger Shares are to be issued pursuant to Section 6.9(b) hereof, the shareholders of the Company shall have executed and delivered to Purchaser a Shareholder's Letter in the form attached hereto as Exhibit M, such that Purchaser is able to determine the availability of the exemptions provided by
Section 4(2) of the 1933 Act and or Regulation D promulgated thereunder.

      7.8 Effectiveness of the Registration Statement. In the event that the Merger Shares are to be issued pursuant to Section 6.9(c) above, the Registration Statement on Form S-4 shall have been declared effective by the SEC under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy
Statement/Prospectus shall have been initiated or threatened by the SEC.

      7.9 Lockup. The Company shall have delivered to Purchaser the Lockup Agreements required by Section 6.15 of this Agreement covering at least 75% of the outstanding capital stock of the Company, excluding the Escrow Shares and the Merger Shares subject to Restricted Stock Agreements.

      7.10 Aspen Warrant. The Aspen Warrant shall have been exercised by the holder thereof.

      7.11 Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened to restrain or prohibit any of the transactions contemplated hereby.

      7.12 Consents. Each of Purchaser and the Company shall have received in writing all consents, approvals, and waivers required in connection with the Merger, including that certain Letter Agreement, dated March 15, 1993, between Her Majesty the Queen in Right of Canada, as represented by the Minister of Industry, Science and Technology, and Purchaser under the Microelectronics and Systems Development Program.

      7.13 Lenders' Consent. This Agreement and the transactions contemplated herein, shall have been duly approved by the Lenders under that certain Credit Agreement, dated as of February 12, 1998, as amended, among the Purchaser, Canadian Imperial Bank of Commerce ("CIBC"), as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and the other Lenders named therein (the "Credit Agreement"), and Purchaser shall have received all such waivers and consents under the Credit Agreement and the documents, instruments and agreements entered into pursuant thereto as are necessary to prevent a breach or violation of, or default under, the Credit Agreement as a result of the consummation of the transactions contemplated by this Agreement.

      7.14 HSR Act Compliance. All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      7.15 Tax Certificates. The Company shall, prior to the Closing Date, provide Purchaser with a properly executed FIRPTA Notification Letter, substantially in the form of Exhibit N attached hereto, which states that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Purchaser's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      7.16 Escrow Agreement. The Escrow Agreement shall have been executed by the Shareholder Representatives and the Escrow Holder.

      7.17 Amendment to Articles. The Articles of Incorporation of the Company shall have been amended as provided in Section 5.5 of this Agreement.

      7.18 Final 2000 Audited Financial Statements. The Company shall have delivered to Purchaser the Final 2000 Audited Financial Statements, and such Financial Statements shall not disclose any significant or material changes from the 2000 Financial Statements.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

      The obligations of the Company to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company:

      8.1 Representations and Warranties True at Closing. The representations and warranties of Purchaser and Acquisition Corp. contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall be true in all material respects as of the Closing, except to the extent that the aggregate of all breaches thereof would not have a material adverse effect on Purchaser and Acquisition Corp., as of the date hereof and at and as of the Effective Time (except to the extent that such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date).

      8.2 Covenants Performed. All of the obligations of Purchaser and Acquisition Corp. to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

      8.3 Certificate. At the Closing, the Company shall have received a certificate signed by the Chief Executive Officer of each of Purchaser and Acquisition Corp. to the effect that the conditions set forth in Sections 8.1 and 8.2 hereof have been satisfied.

      8.4 Reorganization. The Company shall have received the opinion of its counsel to the effect that the Merger will constitute a plan of reorganization within the meaning of Section 368(a) of the Code.

      8.5 Opinion of Counsel to Purchaser. Counsel to Purchaser shall have issued an opinion in favor of the Company in the form of Exhibit O.

      8.6 Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted and be pending or threatened to restrain or prohibit any of the transactions contemplated hereby.

      8.7 HSR Act Compliance. All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      8.8 Exchange Listing. The shares of Purchaser Common Stock issuable to the Company's Shareholders upon consummation of the Merger shall have been authorized for listing on The Toronto Stock Exchange and the New York Stock Exchange, subject to official notice of issuance.

                                   ARTICLE IX

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                                INDEMNIFICATION

      9.1 Survival of Representations and Warranties. The representations and warranties set forth in Articles III and IV shall survive until the first anniversary of the Closing, except that the representations and warranties set forth in Section 3.2(Capitalization of the Company), Section 3.13 (Tax Matters) and Section 3.18

(Environmental) and this Article IX shall survive until the second anniversary of the Closing.

      9.2 Indemnification.

      9.3 Subject to the limitations set forth in this Article IX, the Holders shall indemnify and hold harmless Purchaser and its directors, officers, employees, fiduciaries, agents and Affiliates, and each other person, if any, who controls or may control such persons within the meaning of the 1933 Act (hereinafter referred to individually as an "Indemnified Party" and collectively as "Indemnified Parties") from and against any claims, actions, suits, proceedings, investigations, losses, expenses, damages, obligations, liabilities, judgments, fines, fees, costs and expenses (including costs and reasonable attorneys' fees) and amounts paid in settlement of any pending, threatened or completed claim, action, suit, proceeding or investigation (individually, a "Loss," and collectively, "Losses") which arise out of or result from or are related to (i) any breach by or failure of the Company to perform any of its covenants or agreements set forth herein, or in any exhibit to this Agreement, (ii) the inaccuracy of any representation or warranty made by the Company herein, or (iii) any Taxes imposed on the Company (or for which the Company may otherwise be liable) for any taxable period ending on or before the Closing Date in excess of the amount of such Taxes reflected on the Current Balance Sheet (other than amounts reflected as deferred taxes).

            (a) Except as otherwise provided in the Escrow Agreement, if Purchaser is entitled to indemnification under this Agreement, Purchaser shall be entitled to recover shares of Purchaser Common Stock pursuant to the Escrow Agreement having an aggregate value, calculated on the basis of the Average Stock Price, equal to the amount of its Loss or Losses.

      9.4 Indemnification by Purchaser. Purchaser agrees to indemnify and hold the Company, the Holders and the Company's directors, officers, employees, fiduciaries, agents and Affiliates and each other person, if any, who controls such persons harmless against any Loss or Losses which arise out of or result from or are related to (a) any breach by or failure of Purchaser to perform any of its covenants or agreements set forth herein, or (b) the inaccuracy of any representation or warranty made by Purchaser herein.

      9.5 Limitation. Notwithstanding the foregoing, the Holders shall be liable for Losses incurred as a result of any breach of representation, warranty, covenant or agreement made by the Company herein only if the aggregate of such Losses exceeds $250,000, and Purchaser shall be liable for Losses incurred as a result of any breach of representation, warranty, covenant or agreement made by it herein only if the aggregate of such Losses exceeds $250,000, provided, however, that in each case full indemnification shall be required, and the $250,000 limitation shall not apply, if such $250,000 threshold is exceeded and provided further that the $250,000 limitation shall not apply with respect to
(i) any breach of the representations and warranties contained in Section 3.2 hereof or the covenant contained in Section 5.5 hereof, (ii) any of the covenants of Purchaser contained in Section 6.1 or 6.2 of this Agreement related to the Option Pool and the Retention Pool, or (iii) any of the covenants of Purchaser contained in the Employment Agreements. The aggregate liability of the Holders for Losses incurred as a result of any breaches of representations, warranties, covenants or agreements made by the Company herein shall not exceed the Escrow Fund and the aggregate liability of Purchaser for Losses incurred as a result of any breaches of representations, warranties, covenants or agreements made by it herein shall not exceed $20,638,750.

      9.6 Claims for Indemnification. Whenever any claim shall arise for indemnification hereunder, the Indemnified Party shall notify in writing within 30 days (or such earlier time as might be required to avoid prejudicing the Indemnifying Party's position) of receiving notice of or obtaining actual knowledge of facts constituting the basis of such claim (whichever occurs first), the Indemnifying Party of the claim and, when known, the facts constituting the basis for such claim. The failure to notify the Indemnifying Party will not vitiate the right of the Indemnified Party to indemnity to the extent the Indemnifying Party is not prejudiced as a result of such failure. In the event of any claim for indemnification, the Indemnified Party shall be entitled to full indemnification in the amount claimed unless, within 30 days after receipt of written notice of a claim for indemnification, the Indemnifying Party delivers a written notice to the Indemnified Party objecting to the claim for indemnification, which notice specifies in reasonable detail the basis for the objection. If the parties are unable to resolve the dispute within 30 days, the claim for indemnification shall be submitted to arbitration in the manner specified in Section 9.6 hereof. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.6 below.

      9.7 Defense by Indemnifying Party. In connection with any claims giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person who is not a party to this Agreement, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume, the defense of any such claim or legal proceedings; provided that, if by reason of the claim of such third party a lien, attachment, garnishment or execution has been placed on any material portion of the property or assets of the Indemnified Party at the time of such election, the Indemnifying Party, if it desires to exercise the right to assume the defense, shall furnish a satisfactory indemnity bond to obtain the release of such lien, attachment, garnishment or execution. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party assumes the defense, it shall take all actions and steps necessary to defend or settle any claim against the Indemnified Party. In the event that the Indemnifying Party proposes a settlement to any such claim or legal proceeding, which settlement is satisfactory to the party instituting such claim or legal proceeding and includes (i) an unconditional release of the Indemnified Party, from all liability with respect to such claim or litigation or the dismissal of such claim or litigation against the Indemnified Party with prejudice and (ii) provision that all damages and settlement payments are to be made by the Indemnifying Party, and the Indemnified Party withholds its consent to such settlement, then in any such case the Indemnifying Party shall have no obligation to indemnify the Indemnified Party under this Agreement against and in respect of the amount by which the damages resulting from a final judgment relating to such claim or legal proceeding exceeds the amount of the proposed settlement. If the Indemnifying Party does not assume the defense of any such claim or legal proceeding resulting therefrom within 30 days after the date of receipt of the notice referred to in Section 9.5 above (or, if earlier, by the tenth day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), (a) the Indemnified Party may defend against such claim or legal proceeding, in such manner as it may deem appropriate, including, but not limited to, settling such claim or legal proceeding on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. Notwithstanding the foregoing, (i) the Holders may not control any matter involving the consolidated, or combined or unitary Tax Returns of Purchaser or any Affiliate of Purchaser for any taxable period ending after the Closing Date and (ii) in any such case, Purchaser agrees to keep the Shareholder Representatives fully informed with respect to such matter which may be the subject of indemnification hereunder and not to settle or resolve any such matter without the consent of the Stockholder Representatives (which consent may not be unreasonably withheld or delayed).

      9.8 Arbitration.

            (a) Either Purchaser or the Shareholder Representatives may submit a dispute that has not been resolved pursuant to the provisions of Section 9.5 above to arbitration by notifying the other party hereto in writing. Within 10 days after receipt of such notice, Purchaser and the Shareholder Representatives shall designate in writing one arbitrator to resolve the dispute; provided, that if Purchaser and the Shareholder Representatives cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated shall not be an employee, consultant, officer, director or shareholder of any party hereto or any Affiliate of any party to this Agreement.

            (b) Within 15 days after the designation of the arbitrator, the arbitrator, Purchaser and the Shareholder Representatives shall meet, at which time Purchaser and the Shareholder Representatives shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

            (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by Purchaser and the Shareholder Representatives. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

            (d) The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto. The arbitrator shall have full discretion to award to either party or allocate between them the costs of the arbitration proceedings, including reasonable attorneys fees.

            (e) Any arbitration pursuant to this Section 9.7 shall be conducted in San Francisco, California. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of California and the United States District Court for the Northern District of California for purposes of the enforcement of any arbitration award.

      9.9 Characterization of Indemnity Payments. The parties agree that any indemnification payments made (and/or any payments or adjustments) under this Agreement or the Escrow Agreement shall be treated for all Tax purposes as an adjustment to the Purchase Price, unless otherwise required by applicable law. If the Holders reasonably determine that the receipt of any such payment in the form of cash (or consideration other than Purchaser Common Stock) may result in the failure of the Merger to be treated as a reorganization under Section 368(a) of the Code, Holders may require such payments to be made in freely tradable Purchaser Common Stock.

      9.10 Exclusive Remedy. Notwithstanding any other provision of this Agreement to the contrary, the Escrow Funds shall be the sole and exclusive remedy of the Purchaser for, and no Holder shall have any personal liability whatsoever in respect of any Losses arising under this Agreement, including claims of breach of any representation, warranty or covenant in this Agreement. The Escrow Agent shall not transfer any other property other than the Escrow Funds in satisfaction of any Losses incurred by Purchaser.

                                   ARTICLE X

                                   TERMINATION

      10.1 Mutual Agreement. This Agreement may be terminated at any time prior to the Effective Time by approval of Purchaser and the Company, even if and after the shareholders of the Company have approved this Agreement and the Merger.

      10.2 Termination by Purchaser. This Agreement may be terminated by Purchaser alone, by means of written notice to the Company if (a) the Company breaches any of the material representations or warranties or fails to perform any material covenant of the Company contained in this Agreement, or (b) on October 31, 2000, any of the conditions set forth in Article VII of this Agreement shall not have been satisfied by the Company or waived by Purchaser.

      10.3 Termination by the Company. This Agreement may be terminated by the Company alone, by means of written notice to Purchaser if (a) Purchaser breaches any of the material representations or warranties or fails to perform any material covenant of Purchaser contained in this Agreement or (b) on October 31, 2000, any of the conditions set forth in Article VIII of this Agreement shall not have been satisfied by Purchaser or waived by the Company.

                                   ARTICLE XI

                                  MISCELLANEOUS

      11.1 Amendment. This Agreement shall not be amended except by a writing duly executed by both parties.

      11.2 Entire Agreement. This Agreement, including the Exhibits, Schedules, and other documents delivered pursuant to this Agreement, contains all the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior agreements, negotiations, correspondence, undertakings, and communications of the parties, whether oral or written, respecting that subject matter.

      11.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to agreements entered into by California residents and entirely to be performed within California.

      11.4 Headings. The headings contained in this Agreement are intended for convenience and shall not be used to determine the rights of the parties.

      11.5 Notices. All notices, requests, demands, and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered by hand delivery, by overnight courier service or by facsimile to the persons identified below or three days after mailing if mailed by certified or registered mail postage prepaid return receipt requested addressed as follows:

               If to Purchaser or Acquisition Corp.:

                      Mitel Corpotation
                      350 Legget Drive
                      P.O. Box 13089
                      Kanata, Ontario
                      Canada K2K 2W7
                      Attention:  Secretary
                      Facsimile:  (613) 271-7223

               With a copy to:

                      Howard, Rice, Nemerovski, Canady,
                           Falk & Rabkin, A Professional Corporation
                      Three Embarcadero Center, Seventh Floor
                      San Francisco, California  94111
                      Attention:  Richard W. Canady
                      Facsimile:  (415) 217-5910

               If to the Company:

                      Vertex Networks, Incorporated
                      16842 Von Karman Avenue, Suite 250
                      Irvine, California 92606
                      Attention:  Martin Chen
                      Facsimile:  (949) 252-8889

               With a copy to:

                      Stradling Yocca Carlson & Rauth, A Professional
                         Corporation
                      302 Olive Street
                      Santa Barbara, CA  93101
                      Attention:  David E. Lafitte
                      Facsimile:  (805) 564-1044

               If to the Shareholders Representatives:

                      Vertex Networks, Incorporated
                      16842 Von Karman Avenue, Suite 250
                      Irvine, California 92606
                      Attention:  Martin Chen
                      Facsimile:  (949) 252-8889

      Such addresses may be changed from time to time by means of a notice given in the manner provided in this Section.

      11.6 Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent.

      11.7 Waiver. Waiver of any term or condition of this Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition in this Agreement.

      11.8 Assignment. Neither party may assign, by operation of law or otherwise, all or any portion of its rights or duties under this Agreement without the prior written consent of the other party, which consent may be withheld in the absolute discretion of the party asked to give consent.

      11.9 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures to each party were upon a single instrument. All counterparts shall be deemed an original of this Agreement.

      11.10 Attorneys Fees. The prevailing party shall be entitled to the recovery of reasonable attorneys fees in the event any action is brought relating to this Agreement or the Merger.

      IN WITNESS WHEREOF, Purchaser, Acquisition Corp. and the Company have executed this Agreement as of the date first above written.

                                    MITEL CORPORATION


                                   By: ___________________________
                                       Jean-Jacques Carrier
                                       Senior Vice President, Finance and
                                       Chief Financial Officer


                                   By: ___________________________
                                       Don McIntyre
                                       Senior Vice President, Human Resources,
                                       General Counsel and Secretary


                                   VERTEX NETWORKS, INCORPORATED


                                   By: ___________________________

                                   Name: _________________________

                                   Title: ________________________


                                   U.S. ACQUISITION CORPORATION

                                   By: ___________________________
                                       Jean-Jacques Carrier,President

                                   By: ___________________________
                                       Don McIntyre, Secretary